SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

SBE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A
(2)	Form, Schedule or Registration Statement No.: N/A
(3)	Filing Party: N/A
(4)	Date Filed: N/A

SBE, Inc.

 June __, 2005

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of SBE, Inc. to be held on July 18, 2005 at SBE’s offices located at 2305 Camino Ramon, Suite 200, San Ramon, California 94583. The meeting will begin promptly at 9:00 a.m., Pacific Daylight Time.

The items of business to be considered at the meeting are listed in the following Notice of Special Meeting and are more fully addressed in the proxy statement included with this letter. The items you will be asked to approve at the meeting relate to our proposed acquisition of PyX Technologies, Inc. and a proposed private placement of shares of our common stock and warrants to purchase shares of our common stock.

SBE is making several moves to maximize opportunities in two dynamic markets, Internet Protocol, or IP, storage and Voice-Over IP, or VoIP. Technology is changing, and companies that grow in the future are those who are able to accept and adapt to change. Multiple factors in today’s business landscape are driving technology demands for storage and VoIP, and the proposed PyX acquisition gives SBE the opportunity to make a difference.

Industry experts in storage and VoIP project market growth that justifies our efforts in these markets. Internet Small Computer System Interface, or iSCSI, enables remote access to secure multi-terabyte storage via desktops, laptops, PDAs, or other mobile devices, and offers significant cost savings over existing storage alternatives. Recent reports from International Data Corporation (IDC) indicate that the iSCSI market grew from $18 million in 2003 to $113 million in 2004. Furthermore, IDC forecasts the IP storage area network, or SAN, market to reach $296 million in 2005 and $2.7 billion by 2008.

In my 20 years of sales and marketing experience in this industry, I’ve learned that there is a direct correlation between product uniqueness, customer demands relative to timing, and revenue success. Through months of research, testing, and customer evaluations, we have concluded that PyX’s technology has unique fault-tolerant features essential for the success of iSCSI that are not found in competitive solutions today. We believe our acquisition of PyX will enable SBE to approach IP storage in a three-tier manner: to sell the iSCSI software separately; to sell storage hardware separately; and lastly, to combine the software with our TCP/IP Offload Engines, or TOE, hardware for integrated, “best-of breed” original equipment manufacturer, or OEM, solutions.

Timing and execution are our focus henceforth. Our goal is to become a leading provider of IP storage solutions to the OEM market. Concurrently, we continue to nurture the business with our current customers in the communications markets, and target those customers who have been key to SBE’s past success.

Our board of directors carefully considered the proposed merger and private placement and recommends that you vote in favor of these transactions. SBE’s strong management staff and team of employees are ready to execute on these corporate initiatives. We are excited about the opportunities for the combined company and believe that the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually.

Whether or not you plan to attend the special meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to ensure that your shares will be represented and voted at the special meeting, even if you cannot attend. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your board of directors, thank you for your investment in and continued support of SBE, Inc.

Sincerely,

/s/ Dan Grey

Dan Grey
President and Chief Executive Officer

SBE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On July 18, 2005

To the Stockholders of SBE, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders of SBE, Inc., a Delaware corporation (“SBE”). The meeting will be held on July 18, 2005 at 9:00 a.m., local time, at our offices located at 2305 Camino Ramon, Suite 200, San Ramon, California 94583, for the following purposes:

(1) To approve a merger agreement between us and PyX Technologies, Inc., the merger of PyX with and into our newly-formed, wholly-owned subsidiary, PyX Acquisition Sub, LLC, and the issuance of 2,561,050 shares of our common stock to the PyX shareholders and the assumption of options to purchase up to an additional 2,038,950 shares of our common stock in the proposed merger;

(2) To approve the form of unit subscription agreement and the issuance of units consisting of one share of our common stock and a warrant to purchase an additional one-half share of our common stock for aggregate gross proceeds to us of $5,150,000 in a private placement; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting of the stockholders is June 9, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ David W. Brunton

David W. Brunton
Secretary

San Ramon, California
June __, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO VOTE IN PERSON.

Table of Contents
Page

FORWARD-LOOKING STATEMENTS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SUMMARY TERM SHEET FOR THE MERGER AND PRIVATE PLACEMENT	5
RISK FACTORS	13
Risk Relating to the Transactions	13
Risk Relating to SBE after the Transactions	14
Risks Related to PyX’s Business	15
THE COMPANIES	17
SBE	17
PyX	17
THE MERGER AND THE PRIVATE PLACEMENT	18
Background of the Merger and the Private Placement	18
Reasons for the Merger and the Private Placement	20
Opinion of Our Financial Advisor	22
Regulatory Approvals Relating to the Transactions	29
Dissenters’ Rights Relating to the Transactions	29
Interests of Certain Persons in the Transactions	29
PROPOSAL 1 - APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND ASSUMPTION OF OPTIONS TO PURCHASE SHARES OF OUR COMMON STOCK IN THE MERGER	30
General	30
Effective Time of the Merger	30
Treatment of Stock Options	30
Surrender and Exchange of Share Certificates	31
Escrow	31
Representations and Warranties	31
Certain Covenants	33
Indemnification	36
Conditions Precedent	36
Termination	37
Waivers	37
Amendments	38
Fees and Expenses	38
Accounting Treatment of the Merger	38
Shareholder Agreement	38

-i-

Table of Contents
(continued)

-ii-

Except as otherwise specifically noted, “SBE,” “we,” “our,” “us” and similar words in this proxy statement refer to SBE, Inc. and its subsidiaries. References to “PyX” shall mean PyX Technologies, Inc.

FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. You are cautioned that these forward-looking statements reflect management's estimates only as of the date hereof, and we assume no obligation to update these statements, even if new information becomes available or other events occur in the future. Actual future results, events and trends may differ materially from those expressed in or implied by such statements depending on a variety of factors, including, but not limited to those set forth under “Risk Factors” and elsewhere in this proxy statement. Important factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	the extent of our ability to integrate the operations of PyX with our own operations;

•	our ability to develop and market the Internet Small computer System Interface, or iSCSI, software;

•	the effect of any unknown liabilities of PyX that materialize after the transactions;

•	the effect of the transactions on our market price;

•	the factors discussed under “Risk Factors,” beginning on page [___]; and

•
other risks referenced from time to time in our filings with the Securities and Exchange Commission, or SEC, including our annual report on Form 10-K for our fiscal year ended October 31, 2004 and our quarterly report on Form 10-Q for the quarter ended January 31, 2005, copies of which accompany this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C., 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our public filings with the SEC are also available on the web site maintained by the SEC at http://www.sec.gov.

We have supplied all information in this proxy statement relating to SBE. PyX has supplied all information in this proxy statement relating to PyX. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has supplied the information regarding its fairness opinion.

SBE, INC.
2305 Camino Ramon, Suite 200
San Ramon, California 94583

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On July 18, 2005

The Special Meeting of Stockholders of SBE, Inc. will be held on July 18, 2005, at 2305 Camino Ramon, Suite 200, San Ramon, California 94583, beginning promptly at 9:00 a.m., local time. The enclosed proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to holders of our common stock on or about June 16, 2005.

QUESTIONS ABOUT THE MERGER AND THE PRIVATE PLACEMENT

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Who can vote at the special meeting?

Only stockholders of record at the close of business on June l 9, 2005 will be entitled to vote at the special meeting. On this record date, there were ________ shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 9, 2005 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 9, 2005 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are being asked to vote on the following matters relating to our proposed merger with PyX and the proposed private placement of shares of our common stock:

Proposal 1 — To approve a merger agreement between PyX, PyX Acquisition Sub, LLC, our newly-formed, wholly owned subsidiary (referred to in the proxy statement as “Merger Sub”) and us and the transactions contemplated by the merger agreement, including the merger of PyX with and into Merger Sub, the issuance of 2,561,050 shares of our common stock to the PyX shareholders, and the assumption of options to purchase up to an additional 2,038,950 shares of our common stock; and

Proposal 2 — To approve the issuance of units consisting of one share of our common stock and a warrant to purchase an additional one-half share of our common stock, for aggregate gross proceeds to us of $5,150,000, in a private placement pursuant to the terms of a unit subscription agreement between AIGH Investment Partners, LLC and certain other unaffiliated purchasers and us.

Each of the merger and the private placement is conditioned upon our receipt of stockholder approval of each of Proposals 1 and 2. If we do not obtain stockholder approval of each of these proposals, we will not be able to consummate the merger or the private placement. We refer to the merger and the private placement collectively in this proxy statement as the transactions.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 9, 2005.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be treated as broker non-votes and will have the same effect as “Against” votes.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Secretary at 2305 Camino Ramon, Suite 200, San Ramon, California 94583; or

•	You may attend the special meeting and vote in person. However, simply attending the special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What will happen in the merger?

In the merger, PyX will be merged with and into Merger Sub. Merger Sub will then be the surviving entity. PyX will cease to exist as a separate entity and we will continue as the sole member of Merger Sub. As consideration for the merger, we will issue 0.46 of a share of our common stock to the PyX shareholders for each share of PyX common stock outstanding as of the effective time of the merger. In addition, we will assume each stock option that is then outstanding under PyX’s 2005 Stock Plan, whether vested or unvested, in accordance with the existing terms of that plan and the applicable stock option agreement. We will issue a total of 2,561,050 shares of our common stock in consideration of the shares of PyX common stock outstanding as of the effective time of the merger. In addition, we will assume options to purchase an additional 2,038,950 shares of our common stock.

What will happen in the private placement?

In the private placement, we will issue units consisting of one share of our common stock and a warrant to purchase an additional one-half share of our common stock, for aggregate gross proceeds to us of $5,150,000, pursuant to a unit subscription agreement between us, AIGH Investment Partners LLC and certain other unaffiliated investors.

When do you expect the merger and private placement to be completed?

We plan to complete the transactions as soon as possible after the special meeting, subject to the satisfaction or waiver of certain conditions to the transactions, which are described in this proxy statement. We cannot predict when, or if, these conditions will be satisfied or waived.

What risks should I consider in evaluating the merger and private placement?

You should consider the risks described under the heading “Risk Factors” beginning on page[ ___].

How many votes are needed to approve each proposal?

To be approved, each of Proposal 1 (to consider and vote on the merger, the related merger agreement, the issuance of shares of our common stock and the assumption of options to purchase shares of our common stock in the merger) and Proposal 2 (to approve the unit subscription agreement and the issuance of shares of our common stock and warrants to purchase shares of our common stock in the private placement) must receive a “For” vote from the majority of the outstanding shares present and voting at the special meeting, either in person or by proxy. If those present do not vote, or abstain from voting, it will have the same effect as an “Against” vote. In addition, Broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented either by stockholders present at the meeting or by proxy. On the record date, there were _________ shares of SBE common stock outstanding and entitled to vote. Thus, at least _________- shares must be represented either by stockholders present at the meeting or by proxy in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Does the board of directors recommend approval of the proposals at the special meeting?

Yes. After careful consideration, our board of directors recommends that our stockholders vote FOR each of the proposals.

Who can help answer my questions about the proposals?

If you have additional questions about these proposals, you should contact David Brunton, our chief financial officer, at (925) 355-2000.

How can I find out the results of the voting at the special meeting?

Preliminary voting results may be announced at the special meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter in which the special meeting occurs.

SUMMARY TERM SHEET
FOR THE MERGER AND PRIVATE PLACEMENT
(Proposals 1 and 2)

The following summary, together with the previous question and answer section, provides an overview of the proposed merger and private placement discussed in this proxy statement and presented in the attached annexes. The summary also contains cross-references to the more detailed discussions elsewhere in the proxy statement. This summary may not contain all of the information that is important to you. To understand the proposed merger and private placement fully, and for a more complete description of the terms of the proposed merger and private placement, you should carefully read this entire proxy statement and the attached annexes in their entirety.

The Companies (see page[ ___])

SBE

We develop and provide network communications and storage solutions for original equipment manufacturers, or OEMs, in the embedded systems marketplace. Embedded networking technology is hardware or software that serves as a component within a larger networking or storage device or system, such as a Gigabit Ethernet or a T-1/T-3 input/output network interface card, that plugs into an expansion slot in a high-end computer or storage system. Embedded networking solutions enable the functionality of many commonly used devices or equipment, such as products and solutions for basic telephone and internet services, mobile phones, medical equipment and storage networks.

PyX

PyX Technologies, Inc. is a development-stage technology company focused on the development, implementation and sale of Internet Small Computer System Interface, or iSCSI, software as an economical and efficient data storage alternative for enterprises and organizations. PyX currently has two Linux-based products that have been completed - the iSCSI Initiator and the iSCSI Target. All PyX products conform to the iSCSI standard as ratified by the Internet Engineering Task Force, or IETF. PyX believes that it is the first and only company in the world to complete development of a iSCSI protocol that meets and exceeds certain IETF standards.

Overview of the Transactions (see page [___])

We have entered into a definitive agreement and plan of merger and reorganization with PyX. Under the merger agreement, PyX will merge with and into our newly-formed, wholly-owned subsidiary, PyX Acquisition Sub, LLC (referred to in this proxy statement as Merger Sub), which will remain as the surviving legal entity and our wholly-owned subsidiary. At the time of the merger, PyX will cease to exist as a separate entity and Merger Sub will succeed to all of PyX’s assets, liabilities, rights and obligations.

We also have entered into unit subscription agreements pursuant to which we agreed to issue units consisting of one share of our common stock and a warrant to purchase an additional one-half share of our common stock, for aggregate gross proceeds to us of $5,150,000, in a private placement. The completion of the merger is contingent on us being able to raise at least $5.0 million in gross proceeds in an equity financing. We expect to raise a total of $5,150,000 in connection with the private placement. In addition, the private placement is contingent on the completion of the merger. It is anticipated that the transactions will be completed concurrently.

Recommendation of the Board of Directors (see page[ ___])

Our board of directors has determined that the merger, the private placement and the issuance of shares of our common stock as consideration in the transaction, are fair to, and in the best interests of, us and our stockholders and recommends that our stockholders vote FOR each of the transactions and the issuance of shares of our common stock in connection with these transactions.

To review the background and reasons for the transactions in detail, see “The Merger and the Private Placement — Reasons for the Merger and the Private Placement” beginning on page [___].

Opinion of Our Financial Advisor (see page [___])

In connection with the merger, our board of directors received a written opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as to the fairness of the merger consideration to be paid by us, from a financial point of view and as of the date of the opinion. The full text of Houlihan Lokey’s written opinion is attached to this proxy statement as Annex A. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. We did not obtain a fairness opinion with respect to the private placement.

The Merger (see page [___])

General

Following the merger, PyX will cease to exist as a separate entity and Merger Sub will continue as the surviving limited liability company and our wholly-owned subsidiary. When the merger occurs:

•
the issued and outstanding shares of PyX common stock will be converted into the right to receive an aggregate of 2,561,050 shares of our common stock, or approximately 49% of the outstanding shares of our common stock based on the number of shares outstanding on April 29, 2005 and 24.6% of the outstanding shares of our common stock after the closing of the private placement, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants; and

•
the issued and outstanding options to purchase shares of PyX common stock will be assumed by us and converted into the right to receive an aggregate of 2,038,950 shares of our common stock upon exercise of the underlying options, or approximately 38.8% of the outstanding shares of our common stock based on the number of shares outstanding on April 29, 2005 and 19.6% of the outstanding shares of our common stock after the closing of the private placement, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants. The exercise price of the assumed options will be $2.17 per share of our common stock issuable upon exercise of the underlying option. The options will be subject to the same terms and conditions as were in place prior to the merger.

The exchange rate for each share of PyX common stock is 0.46 of a share of our common stock and is fixed and not subject to change.

We will not issue any fractional shares. Instead, PyX shareholders will receive a check equal to the fractional share amount multiplied by the average closing sale price of a share of our common stock for the ten consecutive trading days immediately preceding the closing date of the merger, as reported on the Nasdaq SmallCap Market.

Terms of the Merger Agreement

The merger agreement is attached to this proxy statement as Annex B. We encourage you to read the merger agreement carefully. Our board of directors has approved the merger agreement, and it is the binding legal agreement that governs the terms of the merger.

Agreement Not to Solicit Other Offers

PyX and certain holders of PyX’s outstanding capital stock, referred to in this proxy statement as the signing shareholders, have agreed that neither PyX nor the signing shareholders will do any of the following during the period between the signing of the merger agreement and the effective time of the merger, or until the merger agreement is terminated in the event the merger is never consummated:

•	solicit or encourage the initiation of any inquiry, proposal or offer relating to an alternative business combination proposal;

•
participate in any discussions or negotiations or enter into any agreement with, or furnish any non-public information to, any person relating to or in connection with any alternative business combination proposal; or

•	consider, entertain or accept any proposal or offer from any person relating to any alternative business combination proposal.

Conditions Precedent

The completion of the merger depends on the satisfaction or waiver of a number of conditions, including conditions relating to:

•	accuracy of the other party’s representations and warranties and compliance by the other party with their covenants;

•	approval by our stockholders of the issuance of shares of our common stock in connection with the merger;

•	execution and delivery of certain ancillary documents attached to the merger agreement as exhibits;

•	receipt of an officer’s certificate certifying the accuracy of each party’s representations and warranties and satisfaction of certain conditions;

•	our entering into a definitive agreement with respect to the private placement;

•	absence of legal prohibitions to the completion of the merger;

•
absence of legal proceedings challenging the merger, seeking recovery of a material amount in damages or seeking to prohibit or limit the exercise of any material right with respect to our ownership of stock in Merger Sub or the PyX shareholders’ ownership of our common stock; and

•	no material adverse effect will have occurred and no circumstance exists that could reasonably be expected to have or result in a material adverse effect with respect to us or PyX.

In addition, our obligation to complete the merger is subject to satisfaction or waiver of certain additional conditions, including conditions relating to:

•	holders of no more than 5% of the outstanding PyX common stock will have elected to exercise their dissenters’ rights in connection with the merger;

•	receipt of required third-party consents; and

•	amendment of PyX’s current customer agreement with Pelco in a manner acceptable to us.

Termination

In addition to terminating upon mutual consent, either party may terminate the merger agreement under the following circumstances:

•
if it is reasonably determined by that party that timely satisfaction of any of the conditions precedent to the obligations of that party to effect the merger and consummate the transactions contemplated by the merger agreement has become impossible;

•
if any of the conditions precedent to the obligations of that party to effect the merger and consummate the transactions contemplated by the merger agreement has not been satisfied as of the agreed closing date; or

•	the merger has not been completed on or before July 31, 2005.

Survival of Representations and Warranties

The merger agreement contains customary representations and warranties made by PyX and the signing shareholders to SBE and Merger Sub and by SBE and Merger Sub to PyX and the signing shareholders for purposes of allocating the risks associated with the merger. The assertions embodied in the representations and warranties made by PyX and the signing shareholders are qualified by information set forth in a confidential disclosure schedule that was delivered in connection with the execution of the merger agreement. All of the representations and warranties made by the parties to the merger agreement survive for a period of one year following the closing of the merger, except for PyX and the signing shareholders’ representation and warranty relating to PyX’s capitalization, which survives for a period of five years following the closing of the merger, and the representation and warranty relating to PyX’s legal proceedings, which survives for a period of three years following the closing of the merger.

Indemnification

With certain exceptions, satisfaction of PyX and the signing shareholders’ indemnification obligations is limited to the shares of our common stock placed in escrow, as described below under “Escrow,” and is further limited to claims asserted on or prior to the end of the one year period following the closing of the merger. However, the signing shareholders are personally liable for any breach of the representations and warranties relating to PyX’s capitalization and legal proceedings. With respect to breaches of the representation and warranty relating to PyX’s legal proceedings, the signing shareholders’ liability is capped at their pro rata portion of the shares received from the escrow. All of the shares received by the signing shareholders in connection with the merger are subject to their indemnification obligations with respect to breaches of the representation and warranty relating to PyX’s capitalization and breaches of certain covenants related to securities law compliance and the information statement provided to the PyX shareholders in connection with the solicitation of PyX shareholders’ votes with respect to the merger agreement and merger. There is no limitation on the liability of the signing shareholders with respect to breaches involving fraud or intentional misrepresentations.

We are not entitled to recover any damages with respect to an indemnification claim until the total damages incurred under the merger agreement exceed $25,000, after which we are entitled to recover such number of shares of our common stock equal to the amount of the liability divided by the average closing sale price of a share of our common stock for each of the 10 consecutive trading days immediately preceding the closing date of the merger, if the claim was made on or prior to the end of the one year period following the closing of the merger, otherwise, for the 10 consecutive trading days immediately preceding the date notice of the claim was delivered.

Escrow

The merger agreement provides that, at the effective time of the merger, 460,000 shares, or 17.96% of the aggregate number of shares of our common stock to be issued to the PyX shareholders at the effective time of the merger, will be placed into an escrow account to satisfy the shareholders’ indemnification obligations relating to representations and warranties made in the merger agreement, as described above under “Indemnification.” As of May 11, 2005, the value of the escrow shares was $1,154,600 based on the closing price of our common stock on that date. If no claims for indemnity are made within one year following the closing of the merger, the shares of our common stock held in escrow will be distributed on a pro rata basis to the PyX shareholders.

Interest of Certain Persons in the Merger

Mr. Ignacio C. Munio, our Vice President, Engineering, beneficially owns 25,000 shares of PyX common stock and as a result will be entitled to receive 11,500 shares of our common stock in connection with the merger. In addition to the shares of our common stock that Mr. Munio will receive in connection in with the merger, he currently beneficially owns 299,825 shares of our common stock, or approximately 5.7% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005. After consummation of the transactions, Mr. Munio will beneficially own 2.9% of the outstanding shares of our common stock, assuming no further issuances of shares of our common stock and not exercise of outstanding stock options or warrants.

Mr. Greg Yamamoto, currently the Chief Executive Officer of PyX, beneficially owns 200,000 shares of PyX common stock and options to purchase up to an additional 750,000 shares of PyX common stock. As a result of the merger, Mr. Yamamoto will be entitled to receive 92,000 shares of our common stock and options to purchase up to an additional 345,000 shares of our common stock, representing approximately 8.3% of the outstanding shares of our common stock, assuming the exercise in full of all of the options, based on the number of shares outstanding on June 9, 2005. In addition, Mr. Yamamoto is investing $200,000 in the private placement and, assuming a purchase price per share of $2.00, will receive 100,000 shares of our common stock and a warrant to purchase up to an additional 50,000 shares of our common stock. After consummation of the merger and the private placement, Mr. Yamamoto will beneficially own 5.6% of the outstanding shares of our common stock, assuming exercise of all options and warrants to purchase shares of our common stock, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants, other than the exercise of the stock options and warrants issued to Mr. Yamamoto. In addition, Mr. Yamamoto is investing an additional $100,000 in the private placement on behalf of his two minor children, Melanie Yamamoto and Nicholas Yamamoto, and, assuming an purchase price per share of $2.00, each child will receive 25,000 shares of our common stock and a warrant to purchase up to an additional 12,500 shares of our common stock.

Accounting Treatment

The merger will be accounted for by us under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by us in connection with the merger, together with the direct costs of the merger, will be allocated to PyX’s tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities of PyX will be consolidated into our assets and liabilities as of the effective date of the merger. The stock options issued to the former holders of options to purchase shares of PyX common stock will be assumed by us and accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, or APB 25. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant between the fair value of the stock and the exercise price of the option.

The Private Placement (see page [___])

General

The unit subscription agreement provides that, assuming a purchase price of $2.00 per share, we will issue 2,575,000 shares of our common stock, or approximately 49% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005, and warrants to purchase up to an additional 1,287,500 shares of our common stock, or approximately 24.5% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005, to the purchasers.

Terms of the Unit Subscription Agreement

The unit subscription agreement is attached to this proxy statement as Annex C. You should read the unit subscription agreement carefully. Our board of directors has approved the unit subscription agreement, and it is the binding legal agreement that governs the private placement.

Calculation of Unit Price

The unit subscription agreements provide that the purchasers will invest $5,150,000 for units consisting of one share of our common stock and a warrant to purchase one-half of a share of our common stock. The price per unit is to be the lowest of:

•    $2.50;

•    92% of the average closing sale price per share of our common stock, as quoted on the Nasdaq SmallCap Market, for each of the five consecutive trading days on which our common stock trades ending on the date immediately prior to the closing date of the private placement; and

•    95% of the closing sale price per share of our common stock, as quoted on the Nasdaq SmallCap Market, on the trading day on which our common stock trades that immediately precedes the closing date of the private placement.

The private placement will be significantly dilutive to current stockholders and the PyX stockholders. We have the right to terminate the unit subscription agreement and not close the transaction if the price per unit is less than $2.00.

Conditions Precedent

The completion of the private placement depends on the satisfaction or waiver of a number of conditions, including, among others, conditions relating to:

•	execution and delivery of the investor rights agreement;

•	accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants;

•	approval by our stockholders of Proposals 1 and 2;

•	our listing status on the Nasdaq SmallCap Market;

•	completion of the merger; and

•	entry by PyX into a reseller agreement with LSI Logic.

Representations and Warranties

The unit subscription agreements contains customary representations and warranties made by us to the purchasers and by the purchasers to us for purposes of allocating the risks associated with the private placement. The assertions embodied in the representations and warranties made by us are qualified by information set forth in a confidential disclosure letter that was delivered in connection with the execution of the unit subscription agreements. All of the representations and warranties made by the parties to the unit subscription agreements survive for a period of one year following the closing of the private placement.

Rights of Participations

The purchasers in the private placement will have the right to participate in any future private placements of our equity for a period of two years following the closing of the private placement. These rights are subject to certain customary exceptions, including, among other things, issuances of common stock to employees, officers and directors under our equity compensation plans.

Warrants

 The warrants issued in connection with the private placement have a term of five years and are exercisable at a per share price equal to 133% of the unit price, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like. In addition, the shares of our common stock issuable upon exercise of the warrants are subject to adjustment in the event we issue shares of our common stock at a price less than the then applicable purchase price of the warrants, subject to certain customary exceptions, including, among other things, issuances to employees, officers and directors under our equity compensation plans. If not exercised after five years, the right to purchase shares of our common stock pursuant to the warrants will terminate. The warrants contain a cashless exercise feature. The common stock underlying the warrants are entitled to the benefits and subject to the terms of the Registration Rights described below.

Regulatory Approvals (see page [___])

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the merger and private placement, other than the filing of (1) a certificate of merger with the Secretary of State of the State of California, (2) this proxy statement with the SEC and (3) compliance with all applicable state securities laws regarding the offering and issuance of the shares in connection with the transactions. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

Dissenters’ Rights (see page [___])

Our stockholders are not entitled to exercise dissenters’ rights in connection with the merger or the private placement.

Registration Rights (see page [___])

We have agreed to file a registration statement within 90 days after the completion of the merger and within 60 days after completion of the private placement registering for resale the shares of our common stock issued to (1) the PyX shareholders in the merger and (2) the purchasers in the private placement.  The merger agreement requires that, prior to completion of the merger, each PyX shareholder who will receive shares of our common stock in the merger enter into an agreement providing that, with respect to 95% of the shares of our common stock that such shareholder receives in connection with the merger, the shareholder will not sell those shares until one year after the closing date of the merger. We expect all PyX shareholders to enter into this agreement. In addition, we have agreed to register the shares of our common stock issuable upon exercise of the PyX options we assume in connection with the merger on a registration statement on Form S-8 shortly after the closing of the merger.

Voting Agreement (see pages [___] and [___])

Our executive officers and members of our board of directors are party to a voting agreement pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of proposals 1 and 2 and any other matter necessary to effect the transactions. The shares subject to the voting agreement represent approximately 3.2% of the outstanding shares of our common stock, based on the number of shares outstanding on June 9, 2005.

RISK FACTORS

You should consider carefully the following risk factors as well as other information in this proxy statement and the documents incorporated by reference herein or therein, including our annual report on Form 10-K for the year ended October 31, 2004 and our quarterly report on Form 10-Q for the quarter ended January 31, 2005, in voting on Proposals 1 and 2 relating to the merger and the private placement, respectively. If any of the following risks actually occur, our business, operating results and financial condition could be adversely affected. This could cause the market price of our common stock to decline, and you may lose all or part of your investment.

Risk Relating to the Transactions

If we are unable to complete the merger and the private placement, our business may be adversely affected.

If the merger and the private placement are not completed, our business and the market price of our stock price may be adversely affected. We currently anticipate that our available cash balances, available borrowings and cash generated from operations will be sufficient to fund our operations only through July 2005. If we are unable to complete the transactions, we may be unable to find another way to grow our business. Costs related to the transactions, such as legal, accounting and financial advisor fees, must be paid even if the transactions are not completed. In addition, even if we have sufficient funds to continue to operate our business but the transactions are not completed, the current market price of our common stock may decline.

The transactions will result in substantial dilution to our current stockholders.

The issuance of shares of our common stock in the merger and the private placement will significantly dilute the voting power, book value and ownership percentage of our existing stockholders. In addition, the private placement will significantly dilute the interests of the PyX shareholders in our common stock. We will issue a total of 4,600,000 shares of our common stock in the merger, including shares of our common stock issuable upon exercise of the PyX stock options that we are assuming in connection with the merger. We expect to issue up to 3,787,500 shares of our common stock in the private placement, including shares issuable upon exercise of the warrants to purchase our common stock that we are issuing in connection with the private placement. Immediately following completion of the transactions, the shares held by our existing stockholders are expected to represent approximately 32.8% of our outstanding capital stock assuming the exercise in full of all outstanding options and warrants. If the PyX shareholders and the purchasers in the private placement were to act in concert, they would be able to direct our actions after the transaction, including actions that could be opposed by our management, our board of directors and/or our minority stockholders and may make it more difficult for us to enter into other transactions, including mergers, acquisitions or change of control transactions.

We may not realize any anticipated benefits from the merger.

While we believe that the opportunities for the combined company are greater than our current opportunities and that the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually, there is substantial risk that the synergies and benefits sought in the transactions might not be fully achieved. There is no assurance that PyX’s technology can be successfully integrated into our existing product platforms or that the financial results of combined company will meet or exceed the financial results that would have been achieved by the companies individually. As a result, our operations and financial results may suffer and the market price of our common stock may decline.

The exchange rate in the merger will not be adjusted, even if there is an increase in the price of our common stock.

The price of our common stock at the time the merger may vary from its price at the date of this proxy statement and at the date of the special meeting. Therefore, the shares that we issue in connection with the merger may have a greater value than the value of the same number of shares on the date of this proxy statement or the date of the special meeting. Variations in the price of our common stock before the completion of the merger may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the special meeting, you will not know the exact value of the shares that we will issue in the merger.

In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material effect on the market price of our common stock before the merger is completed, and therefore could materially increase the value that we will transfer to the stockholders of PyX in the merger.

The purchase price for the shares issued in the private placement reflects a discount from the market price of our stock and will not be increased, even if there is an increase in the price of our common stock.

The purchasers in the private placement will have acquired shares of our common stock at a discount from than the per share market value of a share of our common stock as reported on the Nasdaq Smallcap Market. Therefore, the shares that we issue in the private placement will have a greater value than the value of the same number of shares on the date the unit subscription agreement relating to the private placement is executed or on the date the private placement is closed. Further, the purchase price may further decrease if the market price of our stock decreases between the date we executed the unit subscription agreement and the date the private placement is closed. Variations in the price of our common stock before the closing of the private placement may result from a number of factors that are beyond our control, including actual or anticipated changes in our business, operations or prospects, market assessments of the likelihood that the transactions will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the special meeting, you will not know the exact price at which the shares will be issued in the private placement. In addition, although we have the ability to terminate the private placement if the purchase price per share is less than $2.00, we may be unable to complete the merger if we do so. Further, the costs related to the transactions, such as legal, accounting and financial advisor fees, must be paid even if the transactions are not completed. Even if we have sufficient funds to continue to operate our business but the transactions are not completed, the current market price of our common stock may decline.

Most of the indemnification obligations under the merger agreement are secured only by shares of our common stock.

PyX and the PyX shareholders have agreed to indemnify us for certain breaches of representations, warranties and covenants set forth in the merger agreement. In the event of such breach, our right to recover for any damages we suffer as a result of such breaches is largely limited to the shares of our common stock issued to the PyX shareholders in connection with the merger. Subject to certain limitations, we are entitled to recover such number of shares of our common stock equal to the amount of the liability divided by the average closing sale price of a share of our common stock for each of the 10 consecutive trading days immediately preceding the closing date of the merger, if the claim was made on or prior to the end of the one year period following the closing of the merger, otherwise, for the 10 consecutive trading days immediately preceding the date notice of the claim was delivered, in each case as reported on the Nasdaq SmallCap Market. Such shares may be inadequate to fully address any damages we may incur and our operations and financial results may suffer and the market price of our common stock may decline.

Risk Relating to SBE after the Transactions

If we are unable to successfully integrate the business operations of PyX after the merger, we will not realize the anticipated potential benefits from the merger and our business could be adversely affected.

The merger involves the integration of companies that have previously operated independently. Successful integration of PyX’s operations with ours will depend on our ability to consolidate operations, systems and procedures, eliminate redundancies and to reduce costs. If we are unable to do so, we will not realize the anticipated potential benefits of the merger with PyX, and our business and results of operations could be adversely affected. Difficulties could include the loss of key employees and customers, the disruption of our and PyX’s ongoing businesses and possible inconsistencies in standards, controls, procedures and policies. Our integration of PyX may be complex and time-consuming. Additionally, the realization of expected efficiencies and cost savings could be adversely affected by a number of factors beyond our control, and may not materialize after the merger.

If the combined company experiences losses after the transactions are completed, we could experience difficulty meeting our business plan, and our stock price could be negatively affected.

After the transactions, the combined company may experience operating losses and negative cash flow from operations as it develops PyX’s iSCSI software solution. Any failure to achieve or maintain profitability could negatively impact the market price of our common stock. Historically, PyX has not been profitable on a quarterly or annual basis, and we expect that the combined company will incur net losses for the foreseeable future. We anticipate that the combined company will incur significant product development, sales and marketing and administrative expenses. As a result, the combined company will need to generate significant quarterly revenues if it is to achieve and maintain profitability. A substantial failure to achieve profitability could make it difficult or impossible for us to grow our business. The combined company’s business strategy may not be successful, and the combined company may not generate significant revenues or achieve profitability. Any failure to significantly increase revenues would also harm our ability to achieve and maintain profitability. If we do achieve profitability in the future, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Future sales of our common stock issued in the transactions could cause the market price for our common stock to significantly decline.

After the transactions, sales of substantial amounts of our common stock in the public market could cause the market price of our common stock to fall, and could make it more difficult for us to raise capital through public offerings or other sales of our capital stock. In addition, the public perception that these sales might occur could have the same undesirable effects. The PyX shareholders who receive shares of our common stock in the merger will, prior to the completion of the transactions, enter into an agreement that provides, in part, that, with respect to 95% of the shares of our common stock that the shareholder receives in connection with the merger, the shareholder will not sell these shares until one year after the merger is completed. However, we are required to file a registration statement for the resale of all shares that we issue in the merger no later than 90 days after the merger is completed. In addition, we are required to register for sale all of the shares issued in the private placement no later than 60 days after the private placement is completed. The purchasers in the private placement are not subject to any lockup with respect to the shares they purchase in the private placement. Once the registration statement relating to such shares becomes effective, the shares issued in the private placement will generally be freely tradeable without restriction. Such free transferability could materially and adversely affect the market price of our common stock. We intend to register the shares issued in connection with the merger at the same time we register the shares issued in connection with the private placement. As a result, sales under the registration statement will include a very substantial number of shares and percentage of our common stock. Immediately after the transactions, holders of approximately 44.3% of the outstanding shares of our common stock will have the right to sell their shares pursuant to these registration rights and holders of an additional approximately 5.7% of the outstanding shares of our common stock, assuming no further issuances of shares of our common stock, will have the right to sell their shares after the one year period has passed.

Risks Related to PyX’s Business

PyX’s products will require a substantial product development investment by us and we may not realize any return on our investment.

The development of new or enhanced products is a complex and uncertain process. As we integrate the PyX products into our product line, our customers may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new products and enhancements, both to our existing product line as well as to the PyX products. Development costs and expenses are incurred before we generate any net revenue from sales of the products resulting from these efforts. We expect to incur substantial research and development expenses relating to the PyX product line, which could have a negative impact on our earnings in future periods.

If PyX’s products contain undetected errors, we could incur significant unexpected expenses, experience product returns and lost sales.

The products developed by PyX are highly technical and complex. While PyX’s products have been tested, because of their nature, we can not be certain of their performance either as stand-alone products or when integrated with our existing product line. Because of PyX’s short operating history, we have little information on the performance of its products. There can be no assurance that defects or errors may not arise or be discovered in the future. Any defects or errors in PyX's products discovered in the future could result in a loss of customers or decrease in net revenue and market share.

THE COMPANIES

SBE

We develop and provide network communications and storage solutions for original equipment manufacturers in the embedded systems marketplace. Embedded networking technology is hardware or software that serves as a component within a larger networking or storage device or system, such as a Gigabit Ethernet or a T-1/T-3 input/output network interface card, that plugs into an expansion slot in a high-end computer or storage system. Embedded networking solutions enable the functionality of many commonly used devices or equipment, such as products and solutions for basic telephone and internet services, mobile phones, medical equipment and storage networks.

We deliver a product portfolio comprised of standards-based wide area networking, or WAN, local area networking and storage area network, network interface and intelligent communications controller cards. All of our products are coupled with enabling Linux or Solaris software drivers. Our products are designed to be functionally compatible with each other and, since we use industry standard form factors and technologies, our products are also compatible with third party standards-based products. This standard scalability and modularity offers our customers greater flexibility to develop solutions for unique product configurations and applications.

We were incorporated in 1961 as Linear Systems, Inc. In 1976, we completed our initial public offering. In July 2000, we acquired LAN Media Corporation, a privately held company, to complement and grow our WAN adapter product line from both a hardware and software perspective. In August 2003, we acquired the products and technologies of Antares Microsystems to increase the functionality of our PCI product line. We continue to operate under a single business unit.

PyX

PyX Technologies, Inc., or PyX, is a technology company that was incorporated under the laws of the State of California on November 26, 2002. Since inception, PyX's efforts have been devoted to the development of software products for the Internet Small Computer System Interface, or iSCSI, enterprise storage market and raising capital. PyX has not received any significant revenues from the sale of its products or services. Accordingly, through the date of this proxy statement, PyX is considered to be in the development stage and the accompanying financial statements on page [ ___] represent those of a development stage enterprise.

PyX has developed a complete software-based, scalable storage solution via an iSCSI Initiator and Target driver set for the NetBSD or LINUX OS. PyX believes that its iSCSI software provides an efficient alternative for all environments seeking interoperability in a software-based enterprise storage solution. A Storage Area Network, or SAN, infrastructure with iSCSI capabilities can continue to operate during the constant network changes and updates facing network operators today.

Managing storage is universally regarded as one of the most burdensome of IT responsibilities. In direct-attached storage environments that most small to mid-sized companies deploy, the process of managing storage is multiplied by the number of physical connection points and the number of storage systems in an organization. Imagine an environment with ten computers, each with its own storage system. Not only does that create ten point-for-management for the storage systems themselves, it also requires ten times the effort to handle storage expansion, reallocation and repairs. With SANs storage management is consolidated to a single point from which an IT manager can partition, allocate, expand, reassign, backup and repair storage. By moving to a SAN, small to mid-sized organizations can scale their storage infrastructure much more easily. When additional capacity is needed, simply add additional storage to the SAN. IP SANs such as iSCSI provide higher-speed storage access than internal disks while also enabling load balancing across multiple connections. Remote storage powered by iSCSI also enables on-line data back up, disaster recover and high-speed access to data by remote users.

THE MERGER AND THE PRIVATE PLACEMENT

Background of the Merger and the Private Placement

Our acquisition of Antares Microsystems on August 7, 2003 provided us with products that addressed technical functionality that we desired. Our greatest interest was in the TCP/IP Offload Engine, or TOE, which accelerates TCP/IP protocol processing by the computer system by running the protocol on the TOE itself - offloading the work from the computer’s motherboard. Antares also had storage products, such as Small Computer Storage Interface, or SCSI, and Fibre Channel adapters, used for both attached disk drives and high performance storage area networked installations.

The TOE is particularly valuable in connection with two applications: connecting computers together for fast file transfers, such as with databases running database management software or cluster computing when the host CPU is fully utilized; and IP storage, supporting the iSCSI protocol, ultimately providing a lower cost and fault-tolerant replacement for Fibre Channel storage architectures.

We immediately recognized the need to support iSCSI and opened discussions with several software companies to provide that functionality. On August 7, 2003, Andre Hedrick, a founder and then chief executive officer of PyX, approached us at the LinuxWorld trade show in San Francisco expressing an interest in combining his iSCSI products with our TOE. We passed the PyX contact and product information on to our engineering group.

During the fourth quarter of 2003, PyX was given several of our TOE products in order to write software drivers that would interface with Linux workstations.

In the first quarter of 2004, Mr. Hedrick gave us a demonstration of the iSCSI target and initiator software products. PyX was excited about our TOE product because it was the only multi-port product available, and highlighted the benefits of PyX’s port aggregation feature, which allows the user to combine both Gigabit Ethernet ports for combined functionality, and failover and error recovery features that detect fatal errors on one port and quickly re-route to the other port.

On April 23, 2004, Mr. Hedrick met with our engineering, sales and marketing groups for a training session and we had preliminary discussions regarding a joint marketing effort. We discussed and agreed to move forward with a joint marketing effort based on several factors, including the low cost of initial research and development, the anticipated quick time to market a joint product, and the benefits associated with joint sales materials and demonstrations.

On April 30, 2004, Chris Short joined PyX as vice president of sales and marketing. Mr. Short met with Dan Grey, our then Senior Vice President of Sales & Marketing and currently our President and Chief Executive Officer, to negotiate terms of a reseller agreement.

On May 5, 2004, Mr. Short met with Yee-Ling Chin, our Vice President, Marketing, and together they developed data sheets and other marketing materials in preparation for the Network World InterOp trade show in Las Vegas, Nevada.

On May 11, 2004, PyX demonstrated a complete fault tolerant target/initiator system in our booth at the Network World InterOp trade show. In addition, we also issued a joint press release highlighting the results of the Las Vegas demonstration and the availability of iSCSI products.

On June 22, 2004, PyX demonstrated a complete fault tolerant target/initiator system in our booth at the SUPERCOMM trade show in Chicago. Approximately 40% of our new sales leads came from the combined TOE-iSCSI product.

On July 8, 2004, Bill Heye, our then President and Chief Executive Officer and David Brunton, our Chief Financial Officer, initiated preliminary discussions with Mr. Hedrick regarding the possible acquisition of PyX by us, our valuation, and the potential strengths of the combined company. After several meetings during July, PyX chose to continue to grow independently and without outside funding.

On August 5, 2004, PyX demonstrated a complete fault tolerant target/initiator system in our booth at the LinuxWorld trade show in San Francisco.

On September 1, 2004, we and PyX signed an OEM agreement allowing us to resell the full PyX product-line in combination with our TOE adapter.

In December 2004, we started our first joint TOE-iSCSI advertising campaign in InfoStor, a leading storage magazine, entitled “Have You Been Chasing the Wrong Target?”

On December 14, 2004, we issued a press release announcing the first shipment of the combined TOE-iSCSI product.

Also in December 2004, Messrs. Brunton and Hedrick met on several occasions to again discuss a potential merger of us and PyX. Mr. Hedrick was receptive to the idea, but PyX was in the process of hiring a new Chief Executive Officer and Chief Operating Officer. We were told at that time that the new management team was set to begin working in January 2005 and would make the decision on the future of PyX.

Between January 24 and January 28, 2005, Messrs. Grey and Brunton held advanced discussions with various parties regarding a potential equity financing. These discussions included the topic of a potential acquisition of PyX by us, the need to raise up to $10 million in a private placement of either equity or convertible debt, and our desire to continue as a reseller of PyX’s iSCSI software, which would require us to raise up to $3 million through a private placement of either equity or convertible debt. All of the parties were supportive of the PyX acquisition and expressed an interest in providing all or part of the capital necessary to complete the acquisition.

On January 31, 2005, Mr. Grey met with Greg Yamamoto, PyX’s current Chief Executive Officer, to discuss PyX’s growth plans and a possible merger with us. Messrs. Grey and Yamamoto also met with other members of our management to discuss the potential merger between the companies.

During the first week of February 2005, a term sheet for the proposed merger was delivered to PyX. After negotiation, both parties mutually agreed to the terms of the merger.

In February 2005, we continued our discussions with PyX on the details of the proposed merger between us and PyX, including potential synergies, revenue growth potential, marketing position, potential product offerings and the management structure of the combined company. In light of the liquidity issues facing both companies at the time, we also discussed the necessity for an additional equity investment in the combined company. Messrs. Grey and Yamamoto decided at that time that it would be in the best interests of both companies to move forward with the merger.

On February 8, 2005, our board of directors met to approve the term sheet and instructed our management to move forward with the merger. Messrs. Grey and Brunton were tasked with responsibility of overseeing the negotiation and execution of definitive agreements relating to the merger.

On February 15, 2005, the PyX iSCSI solution was demonstrated in our booth at the LinuxWorld trade show in Boston.

In mid-February 2005, Mr. Brunton contacted certain investors and investment banks who had previously expressed an interest in providing financing to us regarding a $5 - $7 million private placement of equity to fund the proposed merger and the combined company after the merger. AIGH Investment Partners was selected as the lead investor in the proposed private placement. AIGH agreed to raise the necessary capital from both new and certain existing investors without charging either a placement or referral fee.

In late February 2005, we delivered the first draft of the merger agreement to PyX and its counsel. During February and March 2005, additional meetings and conference calls were held to discuss open issues and to conduct further legal, business, accounting and financial due diligence. During this time, our management team and legal and financial advisors continued to analyze the business, legal and regulatory issues arising from a potential merger of us and PyX. In addition, our management team and advisors met with PyX’s management team and advisors to analyze in detail the potential synergies and the near- and long-term value creation that would result from a strategic merger of the two companies.

In February 2005, Mr. Brunton arranged for PyX to move into office space adjacent to our offices, rent-free until the merger was completed.

On March 8, 2005, the PyX iSCSI solution was demonstrated in our booth at the Embedded Systems Conference in San Francisco.

In early March 2005, Mr. Brunton selected Houlihan Lokey to render a fairness opinion as to the purchase price that we proposed to pay for PyX. During the next three weeks, the team from Houlihan Lokey met with the management teams from both companies and performed due diligence on the companies and the transaction in connection with their valuation services.

On March 22, 2005, we held a telephonic meeting of our board of directors to review the results of the Houlihan Lokey investigation. Houlihan Lokey presented the results of their investigation and answered the questions of our board of directors. Houlihan Lokey also determined that the price to be paid by us for PyX was reasonable and fair.   Our legal counsel reviewed with our board of directors the terms of the proposed final drafts of the merger agreement and related documents and the corporate actions required to approve the merger. Our board of directors then unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement and agreed to recommend to our stockholders the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement.

On March 28, 2005, we and PyX signed the merger agreement. On the same day, a press release announcing the merger was released and filed on a Form 8-K with the Securities and Exchange Commission.

In the March issue of Embedded Computing Design magazine, an article co-authored by us and PyX was published entitled “Storage Data Transfers Across the Internet with iSCSI and Dual-Port TOE.”

On April 5, 2005, AIGH’s legal counsel delivered the initial private placement term sheet to us and our legal counsel. After negotiation, the revised private placement term sheet was signed on April 11, 2005.

On April 11, 2005, we and our counsel received the initial drafts of the private placement documents from AIGH’s counsel.

On April 12, 2005, we and PyX jointly exhibited at our first storage-only trade show, Storage Network World, in Phoenix, Arizona. PyX distributed a joint white paper with Neterion and Force 10 highlighting the world’s record for iSCSI performance on a 10 Gigabit network.

On April 15, 2005, we held a telephonic meeting of our board of directors to review and approve the term sheet relating to the private placement regarding raising $5 - $7 million through the sale of shares of our common stock and the issuance of warrants to purchase shares of our common stock. Our board of directors then unanimously approved and adopted the agreement and agreed to recommend to our stockholders the adoption of the unit subscription agreement and the approval of the issuance of shares of our common stock and warrants to purchase shares of our common stock to the purchasers in the private placement.

On May 4, 2005 after negotiations, the agreed upon private placement documents were executed by our officers and the purchasers.

Reasons for the Merger and the Private Placement

In reaching its decision to approve the merger and the private placement and to recommend approval of the merger agreement and issuance of shares of our common stock in connection with the merger and the private placement by our stockholders, our board of directors consulted with our management team and advisors and independently considered the proposed merger agreement, the unit subscription agreement, and the transactions contemplated by such agreements.

Our board of directors considered the following factors as reasons that the merger and the private placement will be beneficial to us and our stockholders.

The Merger

Prior to approving the merger, our board of directors considered various alternative ways to grow our business. After such consideration, our board of directors concluded that the merger presented the best course of action for us at this time.

The material factors considered by our board of directors in making its determination to pursue the merger included the following:

1.	whether the combination of our existing solutions with PyX’s Internet Small Computer System Interface, or iSCSI, software meets a significant customer need;

2.	whether the combined company will be in the best position to capture market share as iSCSI technology is adopted in the marketplace; and

3.	whether our products with PyX’s products will increase their respective functionality.

The Private Placement

Prior to approving the private placement, our board of directors considered various alternatives to the private placement. After such consideration, our board of directors concluded that the private placement, in connection with the merger, presented the best course of action for us at this time.

The material factors considered by our board of directors in making its determination to pursue the private placement included the following:

1.	the price to be paid for the common stock by the purchasers in the private placement;

2.	limited sources of capital for companies in SBE’s financial position; and

3.	our immediate need for additional capital to develop PyX’s iSCSI software solutions in order to enhance SBE’s future revenues.

Factors Relevant to the Merger and the Private Placement

In the course of its deliberations, our board of directors reviewed a number of other factors relevant to the transactions with our management. In particular, our board of directors considered, among other things:

1.	information relating to the business, assets, management, competitive position and operating performance of PyX, including the prospects of SBE if it were to continue without acquiring PyX;

2.
the financial presentation of Houlihan Lokey, including its opinion described under “Opinion of Our Financial Advisor” on page [___], to the effect that, as of the date of the opinion, the merger consideration is fair to our stockholders from a financial point of view; and

3.
our need following the transactions for capital to develop the iSCSI software solutions, fund the costs associated with merger and provide sufficient operating capital to support our operations for the near term.

Recommendation of Our Board of Directors

At its meetings held on March 22, 2005 and April 14, 2005, our board of directors (1) determined that the merger, the private placement, the merger agreement and the unit subscription agreement are fair to and in the best interests of us and our stockholders and (2) determined to recommend that our stockholders approve the proposals related to the transactions. Accordingly, our board of directors recommends that our stockholders vote FOR the merger, the merger agreement, the unit subscription agreement and the issuance of shares of our common stock to the PyX shareholders in connection with the merger and to the purchasers in connection with the private placement.

In connection with the foregoing actions, our board of directors consulted with our management team, as well as our financial advisor and legal counsel, and considered the following material factors:

1.	all the reasons described above under “Reasons for the Merger and the Private Placement”;

2.	the judgment, advice and analyses of our senior management, including their favorable recommendation of the merger and the private placement;

3.	alternatives to the merger and the private placement;

4.
the presentations by and discussions with our senior management and representatives of our counsel and Houlihan Lokey regarding the terms and conditions of the unit subscription agreement and the private placement;

5.	the presentations by and discussions with our senior management and representatives of our counsel regarding the terms and conditions of the merger agreement and the merger;

6.
that while the merger and the private placement are likely to be completed, there are risks associated with completing the transactions and, as a result of conditions to the completion of the transactions, it is possible that the transactions may not be completed even if approved by our stockholders and PyX’s shareholders; and

7.	the risk that the synergies and benefits sought in the merger might not be fully achieved or achieved at all.

Our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Our board of directors relied on the analysis, experience, expertise and recommendation of our management team with respect to each of the transactions and relied on Houlihan Lokey, our financial advisor, for analyses of the financial terms of the merger. See “Opinion of Our Financial Advisor” on page [___].

In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with our management team and legal, financial and accounting advisors. In considering the factors described above, individual members of our board of directors may have given different weight to different factors.

Our board of directors considered all these factors as a whole, and overall considered the factors to be favorable and to support its determination. However, the general view of our board of directors was that factors 6 and 7 described above were uncertainties, risks or drawbacks relating to the transactions, but that the other reasons and factors described above were generally considered favorable.

Opinion of Our Financial Advisor

The full text of the written opinion, which sets forth, among other things, the assumptions made, general procedures followed, matters considered, limitations on and qualifications made by Houlihan Lokey in its review, is set forth as Annex A to this proxy statement and is incorporated herein by reference. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read carefully Houlihan Lokey’s written opinion in its entirety.

Overview

     Our board of directors retained Houlihan Lokey to render a written opinion as to the fairness to us, from a financial point of view, of the consideration to be paid by us in connection with the merger. Houlihan Lokey is a nationally recognized investment banking firm that is frequently engaged to provide financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. Our board of directors chose to retain Houlihan Lokey based upon their experience in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions. Houlihan Lokey has no material prior relationship with us or our affiliates.

Houlihan Lokey's opinion to our board of directors addresses only the fairness of the merger to our stockholders from a financial point of view. Their opinion does not address the underlying business decision to effect the merger or our board of director’s decision to recommend the merger or the merger agreement to our stockholders; nor does it constitute a recommendation to our stockholders as to how to vote with respect to the merger. Houlihan Lokey has no obligation to update or reaffirm its opinion. However, Houlihan Lokey may render updates or bringdowns of its opinion if reasonably requested by us prior to the completion of the merger. Houlihan Lokey did not, and was not requested by our board of directors, us or any other person to make any recommendations as to the form or amount of consideration to be paid by us in connection with the merger. Furthermore, Houlihan Lokey did not negotiate any portion of the merger agreement or the merger, initiate any discussions with third parties with respect to the merger or advise our board of directors with respect to alternatives to the merger.

As compensation for its services in connection with the merger, we agreed to pay Houlihan Lokey a fee of $135,000, in addition to reimbursement of their reasonable out-of-pocket expenses. To the extent that we request Houlihan Lokey to render updates or bringdowns of its opinion beyond May 31, 2005, we agreed to pay Houlihan Lokey a fee of $25,000 per month until the merger is completed. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the merger, the private placement or the conclusions reached in Houlihan Lokey’s opinion. We have also agreed to indemnify and hold harmless Houlihan Lokey and its affiliates, and their respective past, present and future directors, officers, shareholders, employees, agents, representatives, advisors and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Indemnified Parties, to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or related to Houlihan Lokey’s engagement by our board of directors, any actions taken or omitted to be taken by an Indemnified Party (including acts or omissions constituting ordinary negligence) in connection with the engagement, the opinion, or any transaction or proposed transaction.

In arriving at its fairness opinion, Houlihan Lokey performed, among other things, the following:

1.
reviewed our Annual Report on Form 10-K for the fiscal year ended October 31, 2004, and our quarterly report on Form 10-Q for the first quarter ended January 31, 2005, which our management has identified as being the most current financial statements available;

2.	reviewed PyX’s unaudited financial statements for the fiscal years ended December 31, 2003 and 2004 and interim financial statements for the two-month period ended February 28, 2005;

3.	reviewed copies of the following agreements:

	•	the Term Sheet between us and PyX, dated February 7, 2005;

	•	the Agreement and Plan of Merger and Reorganization between us and PyX, dated March 28, 2005;

	•	the Form of Shareholder Agreement between us and the shareholders of PyX;

	•	the Form of Noncompetition Agreement;

	•	the Form of General Release;

	•	the Form of Affiliate Agreement;

	•	the Form of Escrow Agreement;

	•	the Disclosure Schedule of PyX, dated March 28, 2005.

4.	reviewed the form of legal opinion of Orrick, Herrington & Sutcliffe LLP, dated March 28, 2005;

5.
met with certain members of the senior management of PyX and us to discuss the operations, financial condition, future prospects and projected operations and performance of PyX and us, and met with representatives of our legal counsel to discuss certain matters;

6.	visited our facilities and business offices;

7.	reviewed forecasts and projections prepared by our management with respect to us on a stand-alone basis and in combination with PyX for the fiscal years ended October 31, 2005 and 2006;

8.	reviewed the historical market prices and trading volume for our publicly-traded securities;

9.
reviewed certain other publicly-available financial data for certain companies that Houlihan Lokey deemed comparable to us and PyX, and publicly-available prices and premiums paid in other transactions that they considered similar to the merger; and

10.	conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

Analyses

Houlihan Lokey used several methodologies to assess the fairness of the consideration to be paid by us in connection with the merger, from a financial point of view. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of their opinion, which is attached as Annex A to this proxy statement and incorporated herein by reference.

Houlihan Lokey performed each of the following analyses based upon its view that each is appropriate and reflective of generally accepted valuation methodologies, the accessibility of comparable privately-held companies, data from recent financings, the accessibility of comparable publicly-traded companies and the availability of forecasts from our management. Further, no one methodology was considered to be more appropriate than any other methodology, and therefore Houlihan Lokey utilized all of the aforementioned methodologies in arriving at its conclusions.

Valuation of PyX

Houlihan Lokey performed the following analyses in order to determine the value of the equity of PyX:

Private Financing Methodology

The private financing methodology considered pre-money valuations of publicly-disclosed private financings of comparable private companies to derive a value for PyX. The private financings selected included first and second rounds of funding. Houlihan Lokey considers PyX to be a company that, if venture backed, would be at a stage between a first and second round.

The pre-money valuations of the private financings selected exhibited a range of $7.0 million to $17.4 million with a median and mean of $8.8 million and $10.4 million, respectively. Furthermore, median pre-money valuations for first- and second-round financings for all disclosed venture-financed deals in 2004 were approximately $5.1 million and $12.1 million, respectively.

Based on the private financing methodology, Houlihan Lokey selected a range of value for the PyX business of $7.0 million to $12.0 million, on a controlling interest basis.

Previous PyX Financing

PyX completed a round of financing in January 2005 in which they raised money from investors, including two incoming key members of their senior management, at a post-money valuation of $10.0 million, which equates to $1.00 per share on a fully-diluted basis. Since the time of the financing, the two members of senior management that participated in the financing have begun employment with PyX, and PyX has further developed its products, customer pipeline and sales process.

Determination of Equity Value

As set forth above, Houlihan Lokey determined the value of the PyX business using the private financing methodology and the previous PyX financing. These valuation indications are summarized as follows:

Enterprise Value Indication from Operations

Market Approach	Low		High
		(figures in thousands)
Private Financing Methodology	$7,000	--	$12,000
Previous PyX Financing	$10,000	--	$10,000

Concluded Enterprise Value	$7,000	--	$12,000
Concluded Equity Value	$7,000	--	$12,000

Based upon the aforementioned analyses, Houlihan Lokey selected a range of value for the PyX business of approximately $7.0 million to $12.0 million.

Houlihan Lokey considered the aforementioned analyses as a whole and did not weight any one analyses more or less than any other of its analyses. Accordingly, Houlihan Lokey arrived at its range of equity value based upon all of the aforementioned analyses.

Valuation of SBE

Houlihan Lokey performed the following analyses in order to determine our fundamental value per share:

Multiple of Income and Cash Flow Measures - Market Multiple Methodology.

Houlihan Lokey reviewed certain financial information of comparable publicly-traded companies engaged in the sale of solutions for the embedded systems marketplace. These publicly-traded comparable companies were selected solely by Houlihan Lokey, and Houlihan Lokey deemed the selected companies to be reasonably comparable to us. The comparable companies included: Adaptec, Inc., Interphase Corporation, Performance Technologies, Inc., RadiSys Corporation and SBS Technologies, Inc. Houlihan Lokey calculated and considered certain financial ratios of the comparable companies based on the most recent publicly-available information, including the multiples of:

•
enterprise value, or EV, which is the market value of equity, or MVE, of the comparable company, plus all interest-bearing debt, less cash and cash equivalents, to our latest 12 months, or LTM, of revenues;

•	EV to estimated calendar year 2005 revenues;

•	EV to estimated calendar year 2006 revenues;

The analysis showed that the multiples exhibited by the comparable public companies, as of March 9, 2005, were as follows:

EV / Revenues
	LTM	CY05	CY06
Selected Comparables
Performance Technologies, Inc.	1.75x	1.59x	1.39x

Radisys Corporation	0.99x	0.92x	0.79x

Adaptec, Inc.	0.94x	0.85x	0.76x

SBS Technologies, Inc.	0.93x	0.83x	0.72x

Interphase Corporation	0.71x	NA	NA

Houlihan Lokey determined that LTM, calendar year 2005 and calendar year 2006 revenues should be considered given the growth prospects and profitability levels of our business.

The EV/LTM revenue multiples had a range of 0.71 to 1.75 with a median and mean of 0.94 and 1.06, respectively. The EV/calendar year 2005 revenue multiples had a range of 0.83 to 1.59 with a median and mean of 0.89 and 1.05, respectively. The EV/calendar year 2006 revenue multiples had a range of 0.72 to 1.39 with a median and mean of 0.78 and 0.92, respectively.

Houlihan Lokey derived indications of the value of our business by applying selected revenue multiples to our LTM, calendar year 2005, calendar year 2006, low case scenario, and calendar year 2006, high case scenario, revenues.

The indications of the value of our business based on selected multiples from comparable public companies ranged from approximately $11.1 million to approximately $15.6 million.

Houlihan Lokey also analyzed the market multiples as of March 24, 2005 and observed that the comparable companies had generally traded down. Performance Technologies, Inc., in particular, traded down 22.0%, but had a company-specific negative announcement on March 8, 2005.

Determinations of Equity Value and Resulting Per Share Value

As set forth above, Houlihan Lokey determined the value of our business using the multiple of income and cash flow measures methodology. These valuation indications are summarized as follows:

	(figures in thousands, except per share values)
Enterprise Value Indication from Operations

Fundamental Valuation of SBE	Low	High

Market Multiple Methodology	$11,100	$15,600

Enterprise Value from Operations using Market Approach	$11,100	$15,600
Add: Excess Cash (1)	--	--
Less: Total Debt	$172	$172
Aggregate Equity Value of Minority Interests	$10,928	$15,428

Primary Shares Outstanding	5,200	5,200
Dilutive Effect of Options	359	495
Diluted Shares Outstanding	5,559	5,694

Per Share Value - Indication from Fundamental Valuation of SBE	$1.97	$2.71

(1) Cash of $1.56 million as of January 31, 2005, is expected to be used to fund operating losses and therefore was not included in the equity value of SBE.

Based upon the aforementioned analysis, Houlihan Lokey selected a range of value for our business of approximately $11.1 million to approximately $15.6 million. Houlihan Lokey then made certain adjustments to the range of the selected enterprise values to determine our equity value. Such adjustments included subtracting our debt of approximately $0.172 million. This resulted in an equity value with a range of $10.9 million to $15.4 million or approximately $1.97 to $2.71 per share, on a minority interest basis.

Public Market Pricing

Houlihan Lokey reviewed the historical market prices and trading volume for our common stock and reviewed news articles and press releases relating to us and the industry in which we operate. Houlihan Lokey analyzed the closing price of our common stock as of March 9, 2005, which was $3.29 per share, and the 20-day average price of our common stock as of March 9, 2005, which was $3.03. Houlihan Lokey also analyzed the closing price of our common stock as of March 24, 2005, which was $3.15 per share, and the 20-day average price of our common stock as of March 24, 2005, which was $3.20. Finally, Houlihan Lokey analyzed the closing price of our common stock for other historical periods.

Houlihan Lokey considered the aforementioned analyses as a whole and did not weight any one analyses more or less than any other of its analyses. Accordingly, Houlihan Lokey arrived at its range of equity values based upon all of the aforementioned analyses.

Determination of Fairness

	(in thousands)
	Low		High
Concluded Equity Value of PyX	$7,000		$12,000

Consideration Paid for PyX - Based on SBE Public Share Price (1)		$10,500
Consideration Paid for PyX - Based on SBE Public Share Price (2)		$11,100

Consideration Paid for PyX - Based on Fundamental SBE Valuation	$6,500	--	$9,000

(1) Using the 20-Day Average Stock Price of $3.03 as of March 9, 2005.
(2) Using the 20-Day Average Stock Price of $3.20 as of March 24, 2005.

After determining our equity value and price per share, Houlihan Lokey noted that the consideration to be paid by us in connection with the merger is fair to us from a financial point of view.

Conclusion

Houlihan Lokey delivered a written opinion, dated March 28, 2005, to our board of directors stating that, as of that date, based on and subject to the assumptions made, matters considered, limitations on and qualifications made by Houlihan Lokey in its review, the consideration of 2,561,050 shares of our common stock and the assumption of options to purchase 2,038,950 shares of our common stock issued to employees of PyX, was fair to us from a financial point of view. In connection with its review, Houlihan Lokey considered financial projections prepared by our management. The financial projections did not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to our business, financial condition or results of operation, may cause the financial projections or the underlying assumptions to be inaccurate. As a result, the financial projections provided to Houlihan Lokey are not necessarily indicative of our future results.

Houlihan Lokey’s opinion is based on the business, economic, market and other conditions, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance as they existed as of March 28, 2005, and on our financial projections provided to Houlihan Lokey. Subsequent events that could affect the conclusions set forth in the opinion include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of PyX or us. In rendering its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial and other information provided to them, including the financial projections, was reasonably prepared and reflected the best currently available estimates of our financial results and condition; that no material change had occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey opinion; and that there were no facts or information regarding us that would cause the information supplied to Houlihan Lokey to be incomplete or misleading in any material respect. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to us and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of the specific properties, assets or liabilities of us or PyX.

Houlihan Lokey was not asked to opine and does not express any opinion as to:

•	the tax or legal consequences of the merger;

•	the net realizable value of our common stock or the prices at which our common stock may trade;

•	the private placement; and

•	the fairness of any aspect of the merger not expressly addressed in its fairness opinion.

No limitations were imposed by our board of directors upon Houlihan Lokey with respect to the investigations made or procedures followed by it in rendering its opinion.

The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of the fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses and summary set forth in this proxy statement must be considered as a whole and that selecting portions of the analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in Houlihan Lokey’s fairness opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to us, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. Additionally, analyses relating to the value of our businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Regulatory Approvals Relating to the Transactions

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the merger and private placement, other than the filing of (1) a certificate of merger with the Secretary of State of the State of California, (2) this proxy statement with the SEC and (3) compliance with all applicable state securities laws regarding the offering and issuance of the shares in connection with the transactions. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

Dissenters’ Rights Relating to the Transactions

Our stockholders are not entitled to exercise dissenters’ rights in connection with the merger or the private placement.

Interests of Certain Persons in the Transactions

Mr. Ignacio C. Munio, our Vice President, Engineering, beneficially owns 25,000 shares of PyX common stock and as a result will be entitled to receive 11,500 shares of our common stock in connection with the merger. In addition to the shares of our common stock that Mr. Munio will receive in connection in with the merger, he currently beneficially owns 299,825 shares of our common stock, or approximately 5.7% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005. After consummation of the transactions, Mr. Munio will beneficially own 2.9% of the outstanding shares of our common stock, assuming no further issuances of shares of our common stock and not exercise of outstanding stock options or warrants.

Mr. Greg Yamamoto, currently the Chief Executive Officer of PyX, beneficially owns 200,000 shares of PyX common stock and options to purchase up to an additional 750,000 shares of PyX common stock. As a result of the merger, Mr. Yamamoto will be entitled to receive 92,000 shares of our common stock and options to purchase up to an additional 345,000 shares of our common stock, representing approximately 8.3% of the outstanding shares of our common stock, assuming the exercise in full of all of the options, based on the number of shares outstanding on June 9, 2005. In addition, Mr. Yamamoto is investing $200,000 in the private placement and, assuming a purchase price per share of $2.00, will receive 100,000 shares of our common stock and a warrant to purchase up to an additional 50,000 shares of our common stock. After consummation of the merger and the private placement, Mr. Yamamoto will beneficially own 5.6% of the outstanding shares of our common stock, assuming exercise of all options and warrants to purchase shares of our common stock, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants, other than the exercise of the stock options and warrants issued to Mr. Yamamoto. In addition, Mr. Yamamoto is investing an additional $100,000 in the private placement on behalf of his two minor children, Melanie Yamamoto and Nicholas Yamamoto, and, assuming an purchase price per share of $2.00, each child will receive 25,000 shares of our common stock and a warrant to purchase up to an additional 12,500 shares of our common stock.

PROPOSAL 1

APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND
THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND ASSUMPTION OF OPTIONS TO
PURCHASE SHARES OF OUR COMMON STOCK IN THE MERGER

General

The merger agreement provides that, subject to satisfaction of certain conditions, PyX will be merged with and into our newly-formed, wholly-owned subsidiary, PyX Acquisition Sub, LLC, referred to in this proxy statement as Merger Sub, and that following the merger, PyX will cease to exist as a separate entity and we will continue as sole member of Merger Sub, the surviving entity in the merger. When the merger occurs:

•
the issued and outstanding shares of PyX common stock will be converted into the right to receive an aggregate of 2,561,050 shares of our common stock, or approximately 49% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005 and 24.6% of the outstanding shares of our common stock after the closing of the private placement, assuming no further issuances of shares of our common stock and not exercise of outstanding stock options or warrants; and

•
the issued and outstanding options to purchase shares of PyX common stock will be assumed by us and converted into the right to receive an aggregate of 2,038,950 shares of our common stock upon exercise of the underlying options, or approximately 38.8% of the outstanding shares of our common stock based on the number of shares outstanding on June 9, 2005 and 19.6% of the outstanding shares of our common stock after the closing of the private placement, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants. The options will be subject to the same terms and conditions as were in place prior to the merger.

We entered into the merger agreement with PyX on March 28, 2005. The merger agreement is attached to this proxy statement as Annex B. You should read the merger agreement carefully. It is the agreement that governs the terms of the merger. The following information summarizes the terms of the merger agreement.

Effective Time of the Merger

The merger agreement provides that the closing of the merger will take place as soon as practicable and no later than two business days after the last condition precedent to closing has been satisfied or waived. Concurrently with the closing, we will file a certificate of merger and all other necessary documents with the Secretary of State of the State of California to complete the merger. The merger will become effective at the time the certificate of merger has been accepted by the Secretary of State, or at another time as the parties may agree, which will be specified in the certificate.

Completion of the merger could be delayed if there is a delay in satisfying the closing conditions to the merger. There can be no assurances as to whether, and on what date, the conditions will be satisfied or that the parties will complete the merger at all. If the merger is not completed on or before July 31, 2005, either we or PyX may terminate the merger agreement, except that a party may not terminate the merger agreement if that party’s failure to fulfill any of its obligations under the merger agreement was the cause of the merger not being completed by that date.

Treatment of Stock Options

At the effective time of the merger, each outstanding option granted by PyX to purchase shares of PyX common stock will be converted into an option to acquire shares of our common stock and will be subject to the same terms and conditions as the PyX stock option had before the effective time of the merger. The number of shares of our common stock that will be subject to the new stock option exercise price per share of our common stock issuable upon exercise of the new option will reflect the exchange ratio in the merger. We expect the exercise price of the assumed options will be approximately $2.17 per share of our common stock issuable upon exercise of the assumed options.

The stock options granted to the PyX employees are subject to change of control provisions that provide for full acceleration of the vesting on their options in the event that either their employment is terminated without cause or they resign for good reason after the change in control takes place. Because the merger constitutes a change of control under the agreements governing these options, and because we are assuming these options upon the same terms and conditions as were in place immediately prior to the merger, if any of these employees are terminated without cause or resign for good reason following the merger, these options will become fully vested and immediately exercisable by the affected employee.

Surrender and Exchange of Share Certificates

As soon as reasonably practicable after the effective time of the merger, but in any event no more than two business days thereafter, we or our agent will send to the PyX shareholders, other than the shareholders who are party to the merger agreement (referred to in this proxy statement as the signing shareholders), transmittal materials containing instructions on how to exchange of their stock certificates representing shares of PyX common stock for certificates representing shares of our common stock that are payable to them in connection with the merger. Upon surrender to us or our agent of their stock certificate or certificates representing the shares of PyX common stock held immediately prior to the merger, and the acceptance of such certificate or certificates by us or our agent in accordance with the instructions to be provided by us or our agent, the PyX shareholders will receive that number of shares of our common stock equal to the number of shares of PyX common stock held immediately prior to the merger multiplied by the exchange rate of 0.46, less that shareholder’s pro rata portion of the escrow which, as stated below, consists of 460,000 shares of our common stock. PyX shareholders that fail to exchange their stock certificates will not be entitled to receive any dividends or other distributions payable by us after the closing until their certificates are surrendered.

We will not issue any fractional shares in the merger. In lieu of fractional shares, PyX shareholders will receive a cash payment equal to the fractional share amount multiplied by the average closing sale price of a share of our common stock, as reported on the Nasdaq SmallCap market, for each of the 10 consecutive trading days immediately preceding the closing date of the merger.

Escrow

At the effective time of the merger, 460,000 shares, or 17.96% of the aggregate number of our shares of common stock to be issued to the PyX shareholders at the effective time, will be placed into an escrow account to satisfy the PyX shareholders’ indemnification obligations relating to breaches of representations, warranties and covenants made in the merger agreement, as described below under “Representations and Warranties.” However, our ability to make a claim against the shares placed in escrow for any damages we incur as a result of such breach will be limited to claims made within the first year after the closing of the merger. If no claims are made within that one-year period, the shares of common stock held in escrow will be distributed on a pro rata basis to the PyX shareholders.

Representations and Warranties

The merger agreement contains customary representations and warranties made by PyX and the signing shareholders to SBE and Merger Sub and by SBE and Merger Sub to PyX and the signing shareholders for purposes of allocating the risks associated with the merger. The assertions embodied in the representations and warranties made by PyX and the signing shareholders are qualified by information set forth in a confidential disclosure schedule that was delivered in connection with the execution of the merger agreement. While we do not believe that the disclosure schedule contains information that securities laws require us to publicly disclose, other than information that is being disclosed in this proxy statement, the disclosure schedule may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on any of these representations and warranties as characterizations of the actual state of facts, since they may be modified in important respects by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the disclosure schedule PyX delivered to us at signing and which may not be delivered to us until the closing date of the merger.

The representations and warranties in the merger agreement include, among other things:

•	the organization, qualification and good standing of each of us, Merger Sub and PyX;

•	capitalization;

•	the accuracy of each of our and PyX’s financial statements;

•	PyX and our authority to enter into, and carry out the obligations under, the merger agreement and the enforceability of the merger agreement;

•	the vote required to approve the merger by our stockholders and PyX’s shareholders;

•	the absence of conflicts, violations or defaults under each party’s organizational documents, applicable laws and material agreements;

•	the absence of litigation matters involving the assets of the parties or that may have the effect of interfering with the merger; and

•	finders’ or advisors’ fees.

In addition, the merger agreement contains additional representations and warranties by PyX and the signing shareholders to us and Merger Sub as to certain other matters, including:

•	the accuracy of PyX’s books and records;

•	the absence of certain changes since February 28, 2005;

•	title to, and absence of liens and encumbrances on, PyX’s assets;

•	the accuracy of information regarding accounts with financial institutions and the collectibility of PyX’s accounts receivable;

•	the condition and adequacy of PyX’s assets;

•	PyX’s intellectual property;

•	PyX’s material contracts;

•	the absence of undisclosed material liabilities of PyX;

•	compliance by PyX with applicable legal requirements;

•	governmental authorizations required in connection with the operation of PyX’s business;

•	tax matters;

•	employee benefit and labor matters;

•	environmental matters;

•	insurance; and

•	the absence of certain agreements, conflicts and/or other relationships with PyX’s officers, directors and other related parties.

All of the representations, warranties and indemnities set forth in the merger agreement survive for a period of one year following the closing of the merger, except for PyX’s representation and warranty relating to its capitalization, which survives for a period of five years following the closing of the merger, and PyX’s representation and warranty relating to legal proceedings, which survives for a period of three years following the closing of the merger.

Certain Covenants

Access to Information and Confidentiality

The merger agreement provides that PyX will, and will cause its respective officers, directors, employees, representatives and advisors to:

•	provide us with reasonable access to PyX’s representatives, personnel, assets and to all existing books, records, tax returns, work papers and other documents and information relating to PyX;

•	provide us with copies of any existing books, records, tax returns, work papers and other documents and information relating to PyX; and

•	provide us with such additional financial, operating, and other data and information regarding PyX as we may reasonably request.

Conduct of Business Prior to the Merger

PyX and the signing shareholders have agreed that during the period from the date of the merger agreement through the effective time of the merger, PyX shall:

•	conduct its business and operations in the ordinary course and in substantially the same manner as conducted prior to the date of the merger agreement;

•
use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with persons having business relationships with PyX;

•	keep in full force all identified insurance policies;

•	report to us on at least a weekly basis concerning the status of PyX’s business;

•	not take certain actions with respect to PyX’s capital stock and option plans and agreements relating to PyX’s capital stock;

•	not take any action with respect to PyX’s articles of incorporation or bylaws or become a party to an alternative business combination proposal;

•	not form any subsidiary or acquire any interest in any other entity;

•	not make capital expenditures in excess of $5,000 per month;

•	not enter into or permit PyX’s assets to become bound by, any material contract or amend, prematurely terminate or waive any material right or remedy under any material contract;

•	not acquire, lease or license any right or other asset;

•	not sell, lease or license any right or other asset;

•	waive or relinquish any right other than assets acquired, leased, licensed or disposed of pursuant to immaterial contracts;

•	not lend money or incur or guarantee any indebtedness for borrowed money;

•	not establish, adopt or amend any employee benefit plan;

•	not pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of any compensation payable to any of its directors, officers or employees;

•	not hire any new employee;

•	not change any of its methods of accounting or accounting practices in any material respect;

•	not make any tax election;

•	not commence or settle any material legal proceeding;

•	not make any payment to any third party without our consent in the event we make an extension of funds to PyX as provided below under “Exclusion of Funds,” on page __; and

•	not agree or commit to take any of the above actions.

PyX Shareholder Vote

The holders of a majority of the outstanding shares of PyX common stock have already approved the merger and the merger agreement. Because one of the conditions precedent to our obligation to effect the merger is that holders of no more than 5% of the outstanding shares of PyX common stock elect to exercise their dissenters’ rights in connection with the merger, PyX and we are continuing to solicit consent from the remaining PyX shareholders. In addition, pursuant to the terms of the merger agreement, PyX has prepared and distributed a notice regarding the merger to its shareholders, including an information statement setting forth the material terms of the merger agreement and the merger. We took no part in drafting the PyX information statement, although we were given the opportunity to review and comment on the information statement prior to its distribution to the PyX shareholders.

Agreement Not to Solicit Other Offers

PyX and the signing shareholders have agreed that neither PyX nor the signing shareholders will do any of the following during the period between the signing of the merger agreement and the effective time of the merger, or until the merger agreement is terminated in the event the merger is never consummated:

•	solicit or encourage the initiation of any inquiry, proposal or offer relating to an alternative business combination proposal;

•
participate in any discussions or negotiations or enter into any agreement with, or furnish any non-public information to, any person relating to or in connection with any alternative business combination proposal; or

•	consider, entertain or accept any proposal or offer from any person relating to any alternative business combination proposal.

Public Announcements

The merger agreement provides that neither PyX nor any signing shareholder will issue any press release or make any public statement regarding the merger or the merger agreement, or the other transactions contemplated by the merger agreement, without our prior written consent. We agreed to use reasonable efforts to consult with PyX before issuing any press release or making any public statement with respect to merger.

Notification

The merger agreement provides that, prior to the effective time of the merger, the parties to the merger agreement shall promptly advise each other of:

•
the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the merger agreement that could cause or constitute an inaccuracy in or breach of any representation or warranty made by such party in the merger agreement;

•	any material breach of any covenant or obligation; and

•	any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in the merger agreement impossible or unlikely.

Employee Matters

We agreed that, on or before the effective time of the merger, we will make employment offers to certain employees of PyX on terms no less favorable than that provided to existing employees of ours who are similarly situated. Following the effective time of the merger, the time each of these employees spent employed by PyX will be treated as time spent employed by us for purposes of determining certain employee benefits, including any tax-qualified pension plan and welfare benefit plans. No employment offers have been made or determined as of the date of this proxy statement, however, one of the conditions precedent to our obligation to effect the merger is that Nick Bellinger and Andre Hedrick accept their employment offers. At the time of this proxy statement, it is our expectation that one or more of the PyX employees to whom employment offers are made will become executive officers of SBE. However, we expect that our existing management team will remain in place and will otherwise be unaffected by the merger.

Indemnification of Directors and Officers

We and PyX have agreed that the indemnification obligations existing in favor of the directors and officers of PyX, as in effect immediately prior to the effective time of the merger, shall continue in full force and effect for a period of six years after the effective time of the merger. In addition, for a period of six years after the effective time of the merger, Merger Sub will, to the fullest extent permitted under applicable law, indemnify and hold harmless those persons currently covered by the indemnification provisions currently set forth in PyX’s articles of incorporation and bylaws against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether arising before or after the effective time of the merger, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, to the same extent currently set forth in PyX’s articles of incorporation and bylaws. In the event that Merger Sub is consolidated with or merged into another entity and is not the surviving entity of such consolidation or merger, or if Merger Sub transfers all or substantially all of its properties and assets to another person, then proper provisions will be made so that the successors and assigns, or we, will assume these indemnification obligations.

Extension of Funds

The merger agreement provides that, if the closing of the merger does not occur on or before May 15, 2005, we will extend a loan to PyX, in the amount of $50,000, on the 15th day of each month, commencing on May 15, 2005, and continuing until the earlier of the closing of the merger or the termination of the merger agreement. We have agreed that any loan made to PyX pursuant to this provision of the merger agreement will not, under any circumstances, be secured by the PyX source code. Such loans, if made, are expected to become due and payable six months after they are made.

Dilution

Prior to the effective time of the merger, we have agreed to refrain from granting any option, subscription right, call, warrant or other right to acquire shares of our capital stock or other securities to any new or existing employee, officer or director without first notifying PyX’s chief executive officer and giving him reasonable opportunity to consult with us regarding any such grant.

Indemnification

With certain exceptions, satisfaction of the PyX and signing shareholders’ indemnification obligation with respect to breaches of representations, warranties and covenants is limited to the shares of our common stock placed in escrow, as described above under “Escrow” on page [__] and “Representations and Warranties” on page[ ___], and is further limited to claims asserted on or prior to the end of the one-year period following the closing of the merger. However, the signing shareholders are personally liable for any breach of the representations and warranties relating to PyX’s capitalization and legal proceedings. The signing shareholders will receive a total of approximately 1,817,000 shares of our common stock in connection with the merger, or approximately 71% of the total number of shares paid to all of the PyX shareholders in connection with the merger. With respect to breaches of the representation and warranty relating to PyX’s legal proceedings, the signing shareholders’ liability is capped at their pro rata portion of the shares received from the escrow, or a total of approximately 326,358 shares of our common stock. All of the shares received by the signing shareholders in connection with the merger, or a total of approximately 1,817,000 shares of our common stock, are subject to their indemnification obligations with respect to breaches of the representation and warranty relating to PyX’s capitalization and breaches of certain covenants related to securities law compliance and the information statement provided to the PyX shareholders in connection with the solicitation of the PyX shareholder vote with respect to the merger agreement and merger. There is no limitation on the liability of the signing shareholders with respect to breaches involving fraud or intentional misrepresentations.

We are not entitled to recover any damages with respect to an indemnification claim until the total damages incurred under the merger agreement exceed $25,000, after which, and subject to the limitations described above, we are entitled to recover such number of shares of our common stock equal to the amount of the liability divided by the average closing sale price of a share of our common stock for each of the 10 consecutive trading days immediately preceding the closing date of the merger, if the claim was made on or prior to the end of the one year period following the closing of the merger, otherwise, for the 10 consecutive trading days immediately preceding the date notice of the claim was delivered, in each case as reported on the Nasdaq SmallCap Market.

Conditions Precedent

Conditions to the Obligations of Each Party

Our obligation and the obligation of PyX to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	accuracy of the other party’s representations and warranties and compliance by the other party with their covenants;

•	approval by our stockholders of the issuance of shares of our common stock in connection with the merger;

•	execution and delivery of certain ancillary documents attached to the merger agreement as exhibits;

•	receipt of an officer’s certificate certifying the accuracy of each party’s representations and warranties and satisfaction of certain conditions;

•	our entering into a definitive agreement with respect to the private placement;

•	absence of legal prohibitions to the completion of the merger;

•
absence of legal proceedings challenging the merger, seeking recovery of a material amount in damages or seeking to prohibit or limit the exercise of any material right with respect to our ownership of stock in Merger Sub or the PyX shareholders’ ownership of our common stock; and

•	no material adverse effect will have occurred and no circumstance exists that could reasonably be expected to have or result in a material adverse effect with respect to us or PyX.

Additional Conditions to Our Obligations

Our obligation to effect the merger is also subject to the following conditions:

•	holders of no more than 5% of the outstanding PyX common stock will have elected to exercise their dissenters’ rights in connection with the merger;

•	receipt of required consents; and

•	amendment of PyX’s current customer agreement with Pelco in a manner acceptable to us.

Material Adverse Effect

     As set forth in the merger agreement, a violation or other matter will be deemed to have a “material adverse effect” on a person if the violation or other matter would have a material adverse effect on the person’s business, condition, assets, liabilities, operations, financial performance or prospects.

Termination

In addition to terminating upon mutual consent, either party may terminate the merger agreement under the following circumstances:

•
if it is reasonably determined by that party that timely satisfaction of any of the conditions precedent to the obligations of that party to effect the merger and consummate the transactions contemplated by the merger agreement has become impossible;

•
if any of the conditions precedent to the obligations of that party to effect the merger and consummate the transactions contemplated by the merger agreement has not been satisfied as of the agreed closing date; or

•	the merger has not been completed on or before July 31, 2005.

Waivers

Any provision of the merger agreement may be waived if the waiver is duly executed and delivered by the party against whom the waiver is to be effective and will only be applicable in the specific instance in which it is given.

Amendments

     Any provision of the merger agreement may be amended if the amendment is duly executed and delivered by all of the parties to the merger agreement.

Fees and Expenses

We and PyX will each pay our own respective fees, costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including all fees and expenses incurred in connection with:

•	our investigation and review conducted with respect to PyX’s business;

•	the negotiation, preparation and review of the merger agreement and ancillary agreements delivered or to be delivered in connection with the transactions contemplated by the merger agreement;

•
the preparation and submission of any filing or notice required to be made or given in connection with, and the obtaining of any consent required by, any of the transactions contemplated by the merger agreement;

•	our preparation and audit of the PyX’s financial statements; and

•	the consummation of the merger.

Accounting Treatment of the Merger

The merger will be accounted for by us under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by us in connection with the merger, together with the direct costs of the merger, will be allocated to PyX’s tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities of PyX will be consolidated into our assets and liabilities as of the effective date of the merger. The stock options issued to the former holders of options to purchase shares of PyX common stock will be assumed by us and accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, or APB 25. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant between the fair value of the stock and the exercise price of the option.

Shareholder Agreement

At or prior to the closing of the merger, we will enter into the shareholders agreement with the PyX shareholders who will receive shares of our common stock in the merger. The shareholder agreement is the agreement that governs the terms under which we have agreed to register for resale the shares of our common stock to be issued to these shareholders with the SEC.

Registration Rights

We have agreed to use our best efforts file a registration statement with the SEC within 90 days after the closing date of the merger registering the resale of such shares of our common stock from time to time by these shareholders, and to cause the registration statement to become effective within 120 days following the closing date. Once effective, the registration statement will permit these shareholders to sell the shares of our common stock issued to them in connection with the merger from time to time using the methods of distribution to be described in the registration statement. However, the shareholder agreement also provides that, with respect to 95% of the shares of our common stock to be received by such shareholders in connection with the merger, no sales will be made until one year after the effective time of the merger. We have also agreed not to have any other registration statements filed with the SEC with respect to the issuance or resale of shares of our capital stock (other than a registration statement on Form S-8 registering for resale shares of our common stock issued pursuant to an equity compensation plan or arrangement) declared effective unless the registration statement with respect to the shares to be issued in connection with the merger has also been declared effective. We expect to register these shares for resale concurrently with those issued in connection with the private placement. The shareholder agreement also contains customary obligations and indemnity provisions on the part of us and the PyX shareholders relating to the registration process, and provides that we will pay the expenses incurred by us in any registration pursuant to the shareholders agreement.

Voting Agreement

Certain members of our management are party to a voting agreement, dated May 4, 2005, pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of proposals 1 and 2 and any other matter necessary to effect the transactions. The form of voting agreement is attached to this proxy statement as Annex D. You should read the voting agreement carefully. It is the agreement that governs the terms under which our management team has agreed to vote in favor of the transactions. The shares subject to the voting agreement represent approximately 3.2% of the outstanding shares of our common stock, based on the number of shares outstanding on April 29, 2005.

Past Contacts, Transactions or Negotiations

Other than as described in the “Background of the Merger and the Private Placement,” we and PyX have not had any past material contacts, transactions or negotiations.

Recommendation of our Board of Directors

Our board of directors recommends that our stockholders vote FOR the merger, the merger agreement, the issuance of shares of our common stock to the PyX shareholders and the assumption of options to purchase shares of our common stock in the merger.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The following table sets forth the historical per share information of us and PyX and the combined per share data on an unaudited pro forma basis after giving effect to the merger, as well as the issuance of the common stock in the private placement. Also presented is PyX’s equivalent pro forma per share data for one share of PyX common stock. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

The unaudited pro forma combined per share information combines the financial information of us for the six-month period ended April 30, 2005 with the financial information of PyX for the six-month period ended March 31, 2005 and for our fiscal year ended October 31, 2004 and the PyX fiscal year ended December 31, 2004, assuming the merger and the private placement had occurred on the first day of the respective periods.

Historical book value per common share for us is computed by dividing stockholders’ equity (deficit) attributable to common stockholders by the number of shares of common stock outstanding at April 30, 2005 and for PyX by dividing stockholders’ equity (deficit) attributable to common stockholders by the number of shares of common stock outstanding at March 31, 2005. Our unaudited pro forma combined per share data is derived from the unaudited pro forma combined financial statements that are included elsewhere in this proxy statement. The PyX equivalent pro forma per share data is calculated by applying the exchange ratio of PyX common shares to our common shares received.

	Six-Month Period Ended	Year Ended
	April 30, 2005 (SBE) of March 31, 2005 (PyX)	October 31, 2004 (SBE) or December 31, 2004 (PyX)
	(Unaudited)
SBE Historical Per Share Data:
Basic and diluted net loss per common share	$(0.15)	$(0.33)
Book value per common share	$0.75	$0.83
PyX Historical Per Share Data:
Basic and diluted net loss per share	$(0.03)	$(0.05)
Book value (deficiency) per common share	$(0.00)	$(0.04)
SBE Pro Forma Combined:
Basic and diluted net loss per common share	$(0.25)	$(0.53)
Book value per share	$1.11	$1.11
PyX Equivalent Pro Forma Combined:
Basic and diluted net loss per common share	$(0.07)	$(0.11)
Book value per share	$(0.00)	$0.00

Our common stock is listed on the Nasdaq SmallCap Market, under the symbol “SBEI.” For the periods indicated, the following table sets forth the high and low per share closing prices for our common stock as reported by The Nasdaq SmallCap Market through the close of business on April 30, 2005.

	High	Low

Fiscal 2004
First Quarter	$8.50	$5.52
(ended January 31, 2004)
Second Quarter	7.38	3.63
(ended April 30, 2004)
Third Quarter	4.40	2.81
(ended July 31, 2004)
Fourth Quarter	4.10	2.54
(ended October 31, 2004)
Fiscal 2005	5.09	2.89
First Quarter
(ended January 31, 2005)	3.79	2.57
Second Quarter
(ended April 30, 2005)	3.55	2.30

The closing sale price for our common stock on the Nasdaq SmallCap Market on March 24, 2005, the last full trading day prior to the public announcement of the merger, was $3.15, and on May 11, 2005, was 2.51. There are no restrictions on our ability to pay dividends; however, it is currently the intention of our Board of Directors to retain all earnings, if any, for use in our business and we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend, among other factors, upon our earnings, capital requirements, operating results and financial condition.

No active trading or public market exists for PyX common stock. The shares of PyX common stock are not listed on any exchange and are not traded in the over-the-counter market. As of June 9, 2005, the record date, there were 14 stockholders of record who held shares of PyX common stock. PyX has never paid any cash dividends on its common stock.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF SBE

	SBE, Inc. Unaudited Pro Forma Consolidated Balance Sheet)
	April 30, 2005	March 31, 2005
	Historical	Historical			Combined
	SBE	PyX	Adjustments		As Adjusted
	(in thousands
ASSETS
Current assets:
Cash and cash equivalents	$1,221	$79	$4,800	a	$6,100
Trade accounts receivable, net	1,599	15			1,614
Inventories	1,474	-			1,474
Other	262	-			262
Total current assets	4,556	94	4,800		9,450

Property and equipment, net	392	20			412
Capitalized software, net	149	-			149
Intellectual property, net	-	-	7,913 b		7,913
Other	288	85			373
Total assets	$5,385	$199	$12,713		$18,297

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Loan	$-	$10			$10
Trade accounts payable	854	69			923
Accrued payroll and employee benefits	329	26			355
Other accrued expenses	164	-			164
Deferred revenue	-	103			103
Capital lease obligations	27	-			27
Total liabilities	1,374	208			1,582

Long term liabilities	135	-			135

Total Liabilities	1,509	208			1,717

Stockholders' equity
Common Stock and additional paid in capital	16,175	365	7,913	b	29,253
			4,800	a

Deferred compensation	(88)	-			(88)
Retained deficit	(12,211)	(374)			(12,585)
Total stockholders' equity	3,876	(9)	12,713		16,580
Total liabilities and stockholders' equity	$5,385	$199	$12,713		$18,297

Footnotes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2005 for SBE and March 31, 2005 for PyX:

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the transaction had occurred on April 30, 2005.

(a)
Net cash received from selling 2,575,000 shares of SBE common stock, assuming a price per share of $2.00, and warrants to purchase 1,287,500 shares of SBE common stock, assuming an exercise price per share of $2.66, in the private placement, net of $350,000 of estimated offering expenses and of expenses related to the PyX acquisition. The assumed price per share is based on the lowest unit price at which SBE is obligated to complete the private placement.

(b)
In the PyX acquisition, SBE will issue 2,561,050 shares of SBE common stock with an assumed value of $3.09 per share for payment to the selling shareholders of PyX for the acquisition of PyX. The assumed price per share is based on the average closing price for SBE’s common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005. The total purchase price of $7,913,000 related to the shares of SBE common stock issued to selling shareholders of PyX is allocated to Intellectual Property, which is the estimated fair value of the PyX intellectual property, associated with current and future products acquired in the acquisition of PyX.

	SBE, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations
	for the six months ended
	April 30, 2005	March 31, 2005
	Historical	Historical				Combined
	SBE	PyX	Adjustments			Companies
	(in thousands, except for per share amounts)
Net Sales	$4,520	$-				$$4,520
Cost of Sales	2,305	-		1,319	a	3,624
Gross Profit	2,215	-		(1,319)		896

Product research and development	1,048	91		227	b	1,366
Sales and marketing	1,053	48		169	c	1,270
General and administrative	795	34		-		829
Total operating expense	2,967	173		396		3,465

Operating income loss	(752)	(173)		(1,714)		(2,568)

Interest income (expense)	(3)	-		-		(3)

Net loss before income taxes	(755)	(173)		(1,714)		(2,571)
Provision for income taxes	5	-		-		5

Net loss	$(760)	$(173)		$(1,714)		$(2,576)

Basic loss per share	$(0.15)		$	$		$(0.25)
Diluted loss per share	$(0.15)		$	$		$(0.25)

Basic - shares used in per share computations	5,175			5,136	d	10,311
Diluted - shares used in per share computations	5,175			5,136	d	10,311

Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended April 30, 2005 for SBE and March 31, 2005 for PyX:

(a)
The intellectual property acquired in the PyX acquisition is amortized to expense over 36 months. This $1,319,000 adjustment reflects six months of amortization of intellectual property originally valued at $7,913,000 acquired in the PyX acquisition.

(b)
Adjustment to reflect the difference between the current salaries plus benefits of the PyX engineering employees and the expected salaries plus benefits of the PyX engineering employees when they are hired by SBE. This adjustment is for the six month period from November 1, 2004 through April 30, 2005.

(c)
Adjustment to reflect the difference between the current salaries plus benefits of the PyX sales employees and the expected salaries plus benefits of the PyX sales employees when they are hired by SBE. This adjustment is for the six month period from November 1, 2004 through April 30, 2005.

(d)
Combined pro forma shares include 2,561,050 shares of SBE common stock that SBE will be issuing to the shareholders of PyX, at an assumed price of $3.09 per share based on the average closing price for SBE’s common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005, plus 2,575,000 shares of SBE common stock in the private placement equity transaction at an assumed price of $2.00 per share, which is based on the lowest unit price at which SBE is obligated to complete the private placement.

SBE, Inc. Unaudited Pro Forma Condensed Combined State of Operations

	for the year ended
	October 31, 2004 Historical SBE		December 31, 2004 Historical PyX		Adjustments		Combined Companies
	(in thousands, except for per share amounts)

Net Sales	$11,066		$-	$			$11,066
Cost of Sales	6,646		-		2,638	a	9,284
Gross Profit	4,420		-		2,638		1,782

Product research and development	2,411		143		454	b	3,008
Sales and marketing	2,177		125		338	c	2,640
General and administrative	1,755		-				1,755
Loan reserve	(239)		-				(239)
Total operating expense	6,104		268		791		7,164

Operating loss	(1,684)		(268)		(3,420)		(5,382)

Interest income (expense)	5		-				5

Net loss before income taxes	(1,679)		(268)		(3,420)		(5,377)
Benefit for income taxes	-		-

Net loss	$(1,679)		$(268)		$(3,420)		$(5,377)

Basic loss per share	$(0.33)	$		$			$(0.53)
Diluted loss per share	$(0.33)	$		$			$(0.53)

Basic - shares used in per share computations	5,022				5,136	d	10,158
Diluted - shares used in per share computations	5,022				5,136	d	10,158

Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended October 31, 2004 for SBE and December 31, 2004 for PyX:

(a)
The intellectual property acquired in the PyX acquisition is amortized to expense over 36 months. This $2,629,000 adjustment reflects twelve months amortization of intellectual property originally valued at $7,888,000 acquired in the PyX acquisition.

(b)
Adjustment to reflect the difference between the current salaries plus benefits of the PyX engineering employees and the expected salaries plus benefits of the PyX engineering employees when they are hired by SBE. This adjustment is for the twelve-month period from November 1, 2003 through October 31, 2004.

(c)
Adjustment to reflect the difference between the current salaries plus benefits of the PyX sales employees and the expected salaries plus benefits of the PyX sales employees when they are hired by SBE. This adjustment is for the twelve month period from November 1, 2003 through October 31, 2004.

(d)
Combined pro forma shares include 2,561,050 shares of SBE common stock that SBE will be issuing to the shareholders of PyX, at an assumed price of $3.09 per share is based on the average closing price for SBE’s common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005, plus 2,575,000 shares of SBE common stock that SBE will be selling to the purchasers in the private placement equity transaction at an assumed price of $2.00 per share, which is based on the lowest unit price at which SBE is obligated to complete the private placement.

SELECTED FINANCIAL DATA OF PYX

  The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PyX” and the financial statements and the notes thereto included elsewhere in this proxy statement. PyX was incorporated on November 26, 2002. The selected statements of operations data for the quarters ended March 31, 2005 and 2004 and the fiscal years ended December 31, 2002, 2003 and 2004 and the selected balance sheet data as of March 31, 2005 and December 31, 2003 and 2004 are derived from the audited financial statements that are included elsewhere in this proxy statement and represent the financial data of PyX since its inception

	January 1, 2005 to March 31, 2005	January 1, 2004 to March 31, 2004	January 1, 2004 to December 31, 2004	Period from Inception to December 31, 2003
Statements of Operations Data:

Total revenues	$-	$-	$-	$5,000
Total operating expenses	466,255	6,579	267,432	26,696
Operating loss	(466,255)	(6,579)	(267,432)	(21,696)
Net loss	(467,255)	(6,579)	(268,463)	(22,510)

	March 31,		December 31,
	2005		2004	2003
Balance Sheet Data:

Total current assets	$93,897	$	$4,869	$392
Total assets	198,864		41,449	11,982
Total current liabilities	207,187		219,922	1,992
Total liabilities	207,187		219,922	1,992
Total shareholders' equity (deficit)	$(8,323)	$	$(178,473)	$9,990

DESCRIPTION OF PYX’S BUSINESS

The following description of PyX’s business contains forward-looking statements that involve risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are cautioned that the forward-looking statements reflect PyX’s analysis only as of the date hereof, and PyX assumes no obligation to update these statements. Actual events or results may differ materially from the results discussed in or implied by the forward-looking statements. The following description should be read in conjunction with PyX’s consolidated financial statements for the years ended December 31, 2003 and 2004 [AND Q1?] and the related notes included in this proxy statement.

Overview

PyX Technologies, Inc., or PyX, is a technology company that was incorporated under the laws of the State of California on November 26, 2002. Since inception, PyX's efforts have been devoted to the development of software products for the Internet Small Computer System Interface, or iSCSI, enterprise storage market and raising capital. PyX has not received any significant revenues from the sale of its products or services. Accordingly, through the date of this proxy statement, PyX is considered to be in the development stage and the accompanying financial statements on page [___] represent those of a development stage enterprise.

PyX’s goal is to develop a complete software-based, scalable storage solution via an iSCSI Initiator and Target driver set for the NetBSD or LINUX OS. PyX believes that its iSCSI software provides an efficient alternative for all environments seeking interoperability in a software-based enterprise storage solution. A Storage Area Network, or SAN, infrastructure with iSCSI capabilities can continue to operate during the constant network changes and updates facing network operators today.

PyX currently has two products that have been completed, an iSCSI Initiator and an iSCSI Target running on Linux. All PyX products conform to the iSCSI standard as ratified by the Internet Engineering Task Force (“IETF”). PyX believes that it is the first and only company in the world to complete development of a universal iSCSI protocol that meets and exceeds the IETF standard for Error Recovery Level Two (ERL2) with full Sync and Steering.

Strategy

PyX expects its principal markets to be with the manufacturers, developers and systems integrators of small- and medium-sized companies for whom the costs of other high-performance storage transport technology, and in particular fibre channel architectures, may be prohibitively expensive. As companies see the number of servers and databases grow on their networks, they are experiencing increasing storage-management complexity that can result in inefficient storage utilization and increased cost of ownership. When the expense and scarcity of qualified IT support staff are factored in, these issues can be compounded significantly.

For small- and medium-sized companies, iSCSI may be their best solution as it utilizes the same IP infrastructure as network attached storage, but features the block input/output protocol inherent in storage area networks, or SANs. PyX believes that the adaptability of iSCSI to varied storage approaches likewise increases the market potential for iSCSI software solutions. The bulk of PyX’s iSCSI revenues for 2005 and 2006 are expected to come from sales in the SAN market as described above. PyX also anticipates being able to market to the developing consumer and military/government markets. Specifically, iSCSI applications are expected to include Secure Mobile Computing, in the military/government market, and the Global Personal SAN, in the consumer market. While these markets will take longer to develop, they are expected to be a part of PyX’s long-term strategy for growth and expansion beyond the traditional SAN market.

Products

PyX’s product development initiative for 2005 is expected to include several iSCSI software products, two of which have been completed, the iSCSI Initiator and the iSCSI Target software running on Linux. The iSCSI Initiator, the Linux version of which is currently being shipped, is a product that resides on a client’s computer, server or device that is connected to a network. PyX’s technology allows the iSCSI Initiator to regard the target storage device as another local disk, whether it is in a server in a nearby location or in another country. The iSCSI Target is a product that resides on a storage server and is the destination of the iSCSI Initiator. Recently, a graphical user interface was added to the management features of this stack to enhance the ease-of-use experience and broaden the appeal to a larger market.

All of PyX’s current and planned products conform to the iSCSI standard as ratified by the Internet Engineering Task Force, IETF. PyX believes that it is the first and only company in the world to complete development of a universal iSCSI protocol that meets, and exceeds, the IETF standard for Error Recovery Level Two, or ERL2, with full Sync and Steering. At present, PyX is not aware of any other iSCSI vendors that are offering both Initiator and Target solutions that provide full error-recovery features.

This advance in PyX’s technology offers enterprise level, multi-path migration with error recovery previously available only in more expensive fibre channel architectures. PyX believes that its software will enable original equipment manufacturers, value-added resellers and independent software vendors to deliver on iSCSI’s promise of providing multi-path linked enterprise data storage with error recovery and failover at significantly less than the cost of fibre channel.

PyX’s roadmap for the further development of its iSCSI software products is expected to include a number of initiatives in 2005 and 2006. The chart below presents the current plan and an estimated timeline for projects that have been approved or are being considered by PyX.

Intellectual Property

PyX does not hold and has not applied for or registered any patents or trademarks.

Customers

As of the date hereof, PyX is dependent on one customer, a leading video surveillance company, for 100% of its revenue. PyX expects to execute agreements with additional customers in 2005.

Employees

PyX currently has five employees: Greg Yamamoto, its Chief Executive Officer; Andre Hedrick, its President and Chief Technical Officer; Leo Fang, its Chief Operating Officer); Nicholas Bellinger its Chief Software Architect; and Chris Short its Vice President of North American Sales.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF PYX

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are cautioned that the forward-looking statements reflect our analysis only as of the date hereof, and neither we nor PyX assume any obligation to update these statements. Actual events or results may differ materially from the results discussed in or implied by the forward-looking statements. The following discussion should be read in conjunction with PyX’s consolidated financial statements for the quarters ended March 31, 2005 and 2004 and the years ended December 31, 2003 and 2004 and the related notes included in this proxy statement.

Overview

PyX Technologies, Inc., or PyX, is a technology company that was incorporated under the laws of the State of California on November 26, 2002. Since inception, PyX's efforts have been devoted to the development of software products for the Internet Small Computer System Interface, or iSCSI, enterprise storage market and raising capital. PyX has not received any significant revenues from the sale of its products or services. Accordingly, through the date of this proxy statement, PyX is considered to be in the development stage and the accompanying financial statements on page ___ represent those of a development stage enterprise.

PyX’s revenues are derived primarily from the sale of iSCSI software licenses and related consulting services associated with customer product development. Currently, PyX has licensed its iSCSI Initiator and Target software to a single customer. Revenues are recognized upon satisfying all generally accepted accounting principles related to software revenue recognition. Cash received in advance of revenue recognition is included in deferred revenue.

PyX’s operating expenses consist primarily of research and development costs and selling and marketing expenses. PyX’s research and development expenses consist primarily of salaries of personnel, consulting expenses associated with new technology development and testing costs. PyX’s selling and marketing expenses consist primarily of sales personnel and public relations expenses.

PyX’s general and administrative expenses consist primarily of salaries of personnel engaged in corporate administration, finance and accounting, human resources, and operations. General and administrative expenses also include professional fees and other general corporate expenses.

Critical Accounting Policies And Use Of Estimates

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires PyX to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations

The following table sets forth our results of operations:

	Quarter Ended	Quarter Ended	January 1, 2004 to	Period from Inception
	March 31, 2005	March 31, 2005	December 31, 2004	to December 31, 2003
Total revenue	$-	$-	$-	$5,000

Total operating expenses	466,255	6,579	267,442	26,696
Operating loss	(466,255)	(6,579)	(267,442)	(21,696)

Interest expense	200		200	-
Income (loss) before income taxes	(466,455)	(6,579)	(267,642)	(21,696)

Income tax expense	800	-	831	814

Net loss	$(467,255)	$(6,579)	$(268,473)	$(22,510)

Comparison of Quarters Ended March 31, 2005 and 2004

Revenues

There was no revenue for either period. PyX defers all revenue in accordance with generally accepted accounting principles related to software revenue recognition. PyX had $19,500 in deferred revenue for the quarter ended March 31, 2005 compared to none in the same period in 2004.

Operating Expenses

  Operating expenses for the quarter ended March 31, 2005 increased to $293,850 from $6,579 for the period in 2004. The increase in operating expenses was primarily due to an increase in salary payments during the later part of 2004 along with increased travel, accounting and advertising expenses. Include in the March 31, 2005 operating expense is $212,850 of non-cash salary expense related to warrants to purchase common stock granted to three employees of the Company in lieu of a cash salary.

Interest Expense

Interest expense for the quarter ended March 31, 2005 increased to $200 from no interest expense for the same period in 2004. The increase was due to the interest related to a $10,000 loan financed in the fourth quarter of 2004.

Net Loss

Net loss for the quarter ended March 31, 2005 increased to $294,850 from $6,579 for the period from the same period in 2004. The increased loss in 2005 primarily resulted from increased research and development spending on the iSCSI software products and an increase in cash and non-cash salary expense during the quarter ended March 31, 2005. In the quarter ended March 31, 2004, none of the Company’s employees were paid a salary.

Stock-based Compensation

On February 28, 2005, the Company granted three employees warrants to purchase a total of 215,000 shares of the Company’s common stock for $0.01 per share in lieu of cash salary. The difference between the $0.01 exercise price per share and the estimated fair market value on the grant date of $1.42 is included in the general and administrative expense as compensation expense. The Company also adopted an employee stock option plan on February 28, 2005 and granted 4,432,500 stock options on February 28, 2005 to its employees. The stock options vest over four years and have an exercise price of $1.00 per share.

Comparison of Years Ended December 31, 2004 and 2003

Revenues

Total revenues for the year ended December 31, 2004 decreased to $0 from $5,000 for the period from inception to December 31, 2003. The decrease in revenues in 2004 resulted primarily from deferral to 2005 of all of PyX’s revenue for 2004 in accordance with generally accepted accounting principles related to software revenue recognition. PyX had $82,500 in deferred revenue for 2004.

Operating Expenses

  Operating expenses for the year ended December 31, 2004 increased to $267,442 from $26,696 for the period from inception to December 31, 2003. The increase in operating expenses was primarily due to an increase in salary payments during 2004.

Interest Expense

Interest expense for the year ended December 31, 2004 increased to US $200 from no interest expense for the period from inception to December 31, 2003. The increase was primarily due to the interest related to a $10,000 loan financed in the fourth quarter of 2004.

Net Loss

Net loss for the year ended December 31, 2004 increased to $268,000 from $23,000 for the period from inception to December 31, 2003. The increased loss in 2004 primarily resulted from increased research and development spending on the iSCSI software products and an increase in salary payments during 2004.

Stock-based Compensation

From its inception to December 31, 2004, PyX did not have any stock based compensation.

Liquidity and Capital Resources

Since its inception, PyX has financed its operations through sales of stock and a small loan and, more recently, minimal amounts of internally generated cash flow from operations. PyX’s cash and cash equivalents increased to $78,846 at March 31, 2005. The increase was primarily a result of an investment round of $250,000 in January 2005, offset by $65,900 for retaining legal counsel, pre-paying future commission expenses and fixed asset costs. PyX’s net cash and cash equivalents provided by financing activities during the first quarter of 2005 totaled $250,000.

At December 31, 2004, PyX had cash of $4,869. This represented a $4,477 increase in cash from $392 at December 31, 2003. The increase in cash resulted primarily from $90,000 in cash received from financing activities, most notably $80,000 from the sale of stock and $10,000 from a related party loan. The cash received from financing activities was partially offset by losses from operations and purchases of computer equipment.

In January of 2003, PyX sold 5,000,000 shares of PyX common stock for a per share price of $0.002 with aggregate proceeds to PyX of $10,000. In June and August of 2003, PyX sold 22,500 shares of PyX common stock for a per share price of $1.00. In March and April of 2004, PyX sold 80,000 shares of PyX common stock for a per share price of $1.00. In January 2005, PyX sold 250,000 shares of PyX common stock for a per share price of $1.00.

PyX’s cash expenditures have been primarily related to operating expense, such as payroll, marketing and travel, in addition to purchases of computer and development equipment.

If the proposed acquisition of the Company by SBE does not materialize the Company will need to raise additional capital through the issuance of debt or equity securities. In addition, the Company’s projected revenue growth will provide sufficient capital to continue operations. If additional funds are raised through the issuance of preferred stock or debt, these securities could have rights, privileges or preferences senior to those of our common stock, and debt covenants could impose restrictions on our operations. The sale of equity or debt could result in additional dilution to current stockholders, and such financing may not be available to us on acceptable terms, if at all.

Recent Accounting Pronouncements

PyX derives revenues from the following sources: (1) software, which includes new iSCSI Target and Initiator software licenses and (2) services, which includes consulting.

New software license revenues represent all fees earned from granting customers licenses to use PyX’s iSCSI software. While the basis for software license revenue recognition is substantially governed by the provisions of Statement of Position No. 97-2, Software Revenue Recognition, or SOP 97-2, issued by the American Institute of Certified Public Accountants, PyX exercises judgment and uses estimates in connection with the determination of the amount of software and services revenues to be recognized in each accounting period.

For software license arrangements that do not require significant modification or customization of the underlying software, PyX recognizes new software license revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is reasonably assured. Substantially all of PyX’s new software license revenue is recognized in this manner. No software license revenue has been recognized to date.

Certain of PyX’s software arrangements include consulting implementation services sold separately under consulting engagement contracts. Consulting revenues from these arrangements are generally accounted for separately from new software license revenues because the arrangements qualify as service transactions as defined in SOP 97-2. The more significant factors considered in determining whether the revenue should be accounted for separately include the nature of services (i.e., consideration of whether the services are essential to the functionality of the licensed product), degree of risk, availability of services from other vendors, timing of payments and impact of milestones or acceptance criteria on the realizability of the software license fee. Revenues for consulting services are generally recognized as the services are performed. If there is a significant uncertainty about the project completion or receipt of payment for the consulting services, revenue is deferred until the uncertainty is sufficiently resolved. Service revenues of $0 and $5,000 were recognized in the year ended December 31, 2004 and the period from inception (November 26, 2002) to December 31, 2003, respectively.

INDEX TO PyX TECHNOLOGIES, INC.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

Board of Directors
PyX Technologies, Inc.
San Ramon, California

We have audited the accompanying balance sheets of PyX Technologies, Inc. (the “Company”) as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2004, the period from inception (November 26, 2002) through December 31, 2003, and the period from inception (November 26, 2002) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PyX Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, the period from inception (November 26, 2002) through December 31, 2003, and the period from inception (November 26, 2002) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

March 3, 2005, except for Note 5, which is as of March 28, 2005
San Francisco, California

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(unaudited) March 31,	December 31,
	2005	2004	2003
Assets

Current Assets
Cash	$78,847	$4,869	$392
Accounts receivable	15,050	-	-
Total current assets	93,897	4,869	392
Property and equipment, net	20,467	12,580	11,982
Other assets	84,500	24,000	-
Total Assets	$198,864	$41,449	$11,982

Liabilities and Shareholders’ Equity

Current Liabilities
Loans	$10,400	$10,200	$-
Accounts payable	68,608	82,870	1,992
Accrued payroll and employee benefits	26,179	44,352	-
Deferred revenues	102,000	82,500	-
Total current liabilities	207,187	219,922	1,992

Total liabilities	207,187	219,922	1,992

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock
($0.001 par value); authorized 10,000,000, 10,000,000 and 200,000 shares; issued and outstanding 5,567,500, 5,102,500 and 100,450	1,549	1,084	1,004
Additional paid-in capital	4,607,271	111,416	31,496
Deferred compensation	(3,858,915)	---	---
Deficit accumulated during the development stage	(758,228)	(290,973)	(22,510)

Total shareholders’ equity (deficit)	(8,323)	(178,473)	9,990

Total liabilities and shareholders’ equity (deficit)	$198,864	$41,449	$11,982

The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	(unaudited)	(unaudited)
	January 1, 2005 to March 31, 2005	January 1, 2004 to March 31, 2004	January 1, 2004 to December 31, 2004	Period from Inception to December 31, 2003	Cumulative from Inception to March, 31 2005

Service contract revenues	$-	$-	$-	$5,000	$5,000
Total revenues	-	-	-	5,000	5,000
Costs and expenses
Product research and development	46,732	3,379	142,625	13,808	203,165
Selling, general and administrative	419,523	3,200	124,807	12,888	557,218

Total operating expenses	466,255	6,579	267,432	26,696	760,383
Operating loss	(466,255)	(6,579)	(267,432)	(21,696)	(755,383)
Interest expense	200	-	200	-	400

Loss before income taxes	(466,455)	(6,579)	(267,632)	(21,696)	(755,783)

Income tax expense	800	-	831	814	2,445

Net loss	$(467,255)	$(6,579)	$(268,463)	$(22,510)	$(758,228)

The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

		Common Stock and Additional Paid-in Capital
		Shares		Par Value		Additional Paid-in Capital		Deferred Compensation		Accumulated Deficit		Total
Balance, November 26, 2002	$	---	$	---	$	---	$	---	$	---	$	---
Stock issued to founders		5,000,000		1,000		9,000		---		---		10,000
Stock issued in connection with private placement		22,500		4		22,496		---		---		22,500
Net loss		---		---		---		---		(22,510)		(22,510)
Balance, December 31, 2003		5,022,500		1,004		31,496		---		(22,510)		9,990
Stock issued in connection with private placement		80,000		80		79,920		---		---		80,000
Net loss		--		---		--		---		(268,463)		(268,463)
Balance, December 31, 2004		5,102,500		1,084		111,416		---		(290,973)		(178,473)
Stock issued in connection with private placement		250,000		250		249,750		---		---		250,000
Warrants to purchase stock issued in connection with employment		215,000		215		305,085		---		---		305,300
Deferred compensation included in common stock						3,941,020		---				3,941,020
Deferred compensation								(3,858,915)				(3,858,915)
Net loss		--		---		--		---		(467,255)		(467,255)
Balance, March 31, 2005 (unaudited)		5,567,500		$1,549		$4,607,271		$(3,858,915)		$(758,228)		$(8,323)

The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	(unaudited) Quarter Ended March 31, 2005	(unaudited) Quarter Ended March 31, 2004	Year Ended December 31, 2004	Period from Inception (November 26, 2002) through December 31, 2003	Period from Inception (November 26, 2002) through March 31, 2005
Cash flows from operating activities:
Net loss	(467,255)	(6,579)	(268,463)	(22,510)	(758,228)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	2,125	1,116	5,447	1,812	9,384
Stock based compensation expense	385,255	-	-		385,255
Changes in operating assets and liabilities:
Account receivable	(15,050)	-	-	-	(15,050)
Other assets	(60,500)	-	(24,000)	---	(84,500)
Accounts payable	(14,062)	-	80,879	1,992	68,608
Accrued payroll and commissions	(18,173)	-	44,351	---	26,179
Deferred revenues	19,500	5,000	82,500	---	102,000

Net cash used in operating activities	(168,160)	(463)	(79,286)	(18,706)	(266,352)

Cash flows from investing activities:
Purchases of property and equipment	(10,012)	(734)	(6,437)	(13,402)	(29,851)

Net cash used in investing activities	(10,012)	(734)	(6,437)	(13,402)	(29,851)

Cash flows from financing activities:
Loan	-	-	10,200	---	10,400
Proceeds from issuance of common stock	252,150	30,000	80,000	32,500	364,650

Net cash provided by financing activities	252,150	30,000	90,200	32,500	375,050

Net increasein cash and cash equivalents	73,978	28,803	4,477	392	79,847

Cash at beginning of year	4,869	392	392	---	-
Cash at end of year	78,847	29,195	4,869	392	78,847

Interest paid	-	-	-	-	-
Income tax paid	-	-	800	-	800

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Basis of Presentation:

PyX Technologies, Inc. (the Company) is a technology company incorporated under the laws of the State of California on November 26, 2002 (inception). The Company is in the research and development stage of software products for the Internet Small Computer System Interface (“iSCSI”) Enterprise Storage market.

Since inception, the Company's efforts have been devoted to the development of iSCSI software and raising capital. The Company has not received any significant revenues from the sale of its products or services since inception. Accordingly, through the date of these financial statements, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

The financial statements present the results of operations for the period from inception to March 31, 2005. While the Company was incorporated on November 26, 2002, it had no operations during the period November 26, 2002 to December 31, 2002.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

Substantially all of the Company’s cash is held with one large financial institution and may at times be above insured limits.

Property and Equipment:

Property and equipment are carried at cost. The Company records depreciation charges on a straight-line basis over the assets' estimated useful lives of three years for computers and related equipment used to develop its software products.

When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss on sale or disposal is recognized in operations. Maintenance, repairs and minor renewals are charged to expense as incurred.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. In performing the review for recoverability, The Company estimates the future gross cash flows expected to result from the use of the asset and its eventual disposition. If such gross cash flows are less than the carrying amount of the asset, the asset is considered impaired. The amount of the impairment loss, if any, would then be calculated based on the excess of the carrying amount of the asset over its fair value.

Revenue Recognition:

The Company will derive revenues from the following sources: (1) software, which includes new iSCSI Target and Initiator software licenses and (2) services, which include consulting.

When the Company exits the development stage, new software license revenues will represent all fees earned from granting customers licenses to use the Company’s iSCSI software. While the basis for software license revenue recognition is substantially governed by the provisions of Statement of Position No. 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants, the Company exercises judgment and uses estimates in connection with the determination of the amount of software and services revenues to be recognized in each accounting period.

For software license arrangements that do not require significant modification or customization of the underlying software, the Company will recognize new software license revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is reasonably assured. Substantially all of the Company’s new software license revenue is recognized in this manner. No software license revenue has been recognized to date.

Certain of the Company’s software arrangements include consulting implementation services sold separately under consulting engagement contracts. Consulting revenues from these arrangements are generally accounted for separately from new software license revenues because the arrangements qualify as service transactions as defined in SOP 97-2. The more significant factors considered in determining whether the revenue should be accounted for separately include the nature of services (i.e., consideration of whether the services are essential to the functionality of the licensed product), degree of risk, availability of services from other vendors, timing of payments and impact of milestones or acceptance criteria on the realizability of the software license fee. Revenues for consulting services are generally recognized as the services are performed. If there is a significant uncertainty about the project completion or receipt of payment for the consulting services, revenue is deferred until the uncertainty is sufficiently resolved. Service revenues of $0 and $5,000 were recognized in the year ended December 31, 2004 and the period from inception (November 26, 2002) to December 31, 2003, respectively.

Product Research and Development Expenditures:

Research and development costs are expensed as incurred.

Stock-based Compensation

On February 28, 2005, the Company granted three employees warrants to purchase a total of 215,000 shares of the Company’s common stock for $0.01 per share in lieu of cash salary. The difference between the $0.01 exercise price and the estimated fair market value on the grant date of $1.00 is included in the general and administrative expense as compensation expense.

Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. Deferred income taxes represent the future net tax effects resulting from temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

As of December 31, 2004 the Company had net operating loss (NOL) carryforwards of approximately $99,000 and $2,000 for federal and state income tax purposes expiring in varying amounts from 2023 through 2024. Because management could not determine it was more likely than not that deferred tax assets, primarily relating to the NOLs, would be realized, a valuation allowance has been provided to eliminate all of the deferred tax assets of approximately $40,000 at December 31, 2004. The Company did pay the required California state minimum income taxes in 2003 and 2004.

Pursuant to the provision of the Tax Reform Act of 1986, utilization of the NOL carryforwards may also be subject to an annual limitation if a greater than 50% change in the ownership of the Company occurs within a three-year period.

2. PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

	March 31,	December 31,	December 31,
	2005	2004	2003
Computer hardware	$29,851	$19,839	$13,402
Less accumulated depreciation and amortization	(9,384)	(7,259)	(1,812)
	$20,467	$12,580	$11,590

Depreciation expense totaled $2,125, $5,447 and $1,812 for the three months ended March 31, 2005 and years ended December 31, 2004 and 2003, respectively.

3. SHAREHOLDERS' EQUITY

In January 1, 2003, the Company sold 100,000 shares to the Company’s founders in exchange for the assignment to the Company of certain technology and related rights owned by the purchasers valued at $10,000. In July 2003, 450 shares of common stock were sold to investors for $50.00 per share. On November 30, 2003, the Company increased its authorized number of shares of common stock from 200,000 to 10,000,000 and simultaneously declared a 50 to 1 stock split of its common stock. In March 2004, 80,000 shares of the Company’s Common Stock have been sold to investors for $1.00 per share. On January 20, 2005, the Company issued $250,000 of preferred stock for $250,000 cash. The preferred stock has a liquidation preference to the Company’s common stock holders. The preferred stock is convertible into common stock simultaneously with the sale of the Company to SBE. The Company also entered into an employment agreement with two of the holders of the preferred stock. The employees will receive 175,000 shares of the Company’s preferred stock vested monthly over the period January 2005 though July 2005 in lieu of cash compensation. For financial statement reporting, all shares and par value amounts have been adjusted to reflect such stock split.

4. LOANS

On September 27, 2004, the Company entered into a loan agreement with a relative of one of the founders for $10,000 at an annual interest rate of 8% due October 31, 2005. As of March 31, 2005, the outstanding principal and interest totaled $10,400.

5. SUBSEQUENT EVENTS

On March 28, 2005, the Company entered into a definite agreement to be acquired by SBE, Inc (“SBE”), a Delaware corporation listed on the Nasdaq SmallCap Market under symbol SBEI. In the acquisition, the Company will be merged with and into a wholly-owned subsidiary of SBE and each outstanding share of the Company’s Common Stock will be automatically converted into 0.46 shares of SBE Common Stock . The closing of the merger is subject to certain closing conditions including approval by SBE’s stockholders, SBE entering into a definitive agreement for raising at least $5 million in cash from investors (with the closing being subject only to the closing of the merger), amendment of the Company’s agreement with Pelco and customary closing conditions. The merger is expected to close in SBE’s third fiscal quarter, ending July 31, 2005. An officer of SBE, Inc. is also a shareholder of the Company.

PROPOSAL 2
APPROVAL OF THE UNIT SUBSCRIPTION AGREEMENT
AND THE ISSUANCE OF SHARES OF SERIES A
PREFERRED STOCK IN THE PRIVATE PLACEMENT

General

The unit subscription agreement provides that, subject to satisfaction of certain conditions, and assuming a price per share of $2.00, we will issue to the purchasers:

•    2,575,000 shares of our common stock, or approximately 24.8% of the outstanding shares of our common stock after the closing of the merger and the private placement, assuming no further issuances of shares of our common stock and no exercise of outstanding stock options or warrants, based on the number of shares outstanding on April 29, 2005; and

•    warrants to purchase up to an additional 1,287,500 shares of our common stock, or approximately 12.4% of the outstanding shares of our common stock after the closing of the merger and the private placement, assuming no further issuances of shares of our common stock and not exercise of outstanding stock options or warrants, based on the number of shares outstanding on April 29, 2005.

We refer to the shares of our common stock and the warrants to purchase shares of our common stock in this proxy statement as units. Each unit consists of one share of our common stock and a warrant to purchase one-half of a share of our common stock.

The aggregate proceeds we will receive from the issuance of the units to the purchasers in the private placement is $5,150,000.

We entered into unit subscription agreements, each dated as of March 4, 2005, with each of the purchasers set forth below. Together, these investors are referred to as the purchasers. The purchasers have agreed to purchase units representing aggregate gross proceeds to us of $5.0 million in the following amounts:

Name	Investment
Herschel Berkowitz	$150,000.00
Paul Packer	50,000.00
Globis Capital Partners	500,000.00
Globis Overseas Fund Ltd.	200,000.00
Richard Grossman	50,000.00
Joshua Hirsch	50,000.00
James Kardon	17,000.00
AIGH Investment Partners LLC	825,000.00
Ellis International LLC	100,000.00
Jack Dodick	200,000.00
Stephen Spira	100,000.00
Fame Associates	100,000.00
Cam Co	350,000.00
Anfel Trading Limited	650,000.00
Ganot Corporation	350,000.00
LaPlace Group, LLC	300,000.00
F. Lyon Polk	60,000.00

Paul Tramontano	50,000.00
Hilary Edson	60,000.00
Kevin McCaffrey	100,000.00
William Heinzerling	100,000.00
John A. Moore	100,000.00
Mark Giordano	30,000.00
Jeffrey Schwartz	8,000.00
Norman Pessin	250,000.00
Greg Yamamoto	200,000.00
Tzu-Wang Pan	50,000.00
Kurt Miyatake	50,000.00
Greg Yamamoto, as UTMA custodian for Melanie Yamamoto	50,000.00
Greg Yamamoto, as UTMA custodian for Nicholas Yamamoto	50,000.00
Total	$5,150,000.00

The form of unit subscription agreement is attached to this proxy statement as Annex C. You should read the unit subscription agreement carefully. It is the agreement that governs the terms of the private placement. The following information summarizes the terms related to the private placement and the unit subscription agreements.

Per Unit Purchase Price

Each unit will be issued at a price equal to the lowest of:

•	$2.50;

•
92% of the average closing sale price per share of our common stock, as reported on the Nasdaq SmallCap Market, for each of the five consecutive trading days on which our common stock trades ending on the date immediately prior to the closing date of the private placement; and

•
95% of the closing sale price per share of our common stock, as reported on the Nasdaq SmallCap Market, on the trading day on which our common stock trades that immediately precedes the closing date of the private placement.

The private placement will be significantly dilutive to current stockholders and the PyX stockholders. We have the right to terminate the unit subscription agreement and not close the transaction if the price per unit is less than $2.00.

Closing of the Private Placement

The unit subscription agreements provide that the closing of the private placement will take place as soon as practicable after the last condition precedent to closing has been satisfied or waived and no later than 60 days after the date the unit subscription agreements were entered into. However, if the SEC determines to review this proxy statement, then the closing of the private placement must take place no later than July 31, 2005, or such later date as the purchasers of a majority of the units determine.

Closing of the private placement could be delayed if there is a delay in satisfying the closing conditions to the private placement. There can be no assurances as to whether, and on what date, the conditions will be satisfied or that the parties will complete the private placement at all. If the private placement is not completed on or before 60 days after the unit subscription units were entered into or July 31, 2005, as applicable, and the purchasers of a majority of the units are unwilling to extend the closing date, the unit subscription agreements will terminate.

Representations and Warranties

The unit subscription agreements contain customary representations and warranties made by us to the purchasers and by the purchasers to us for purposes of allocating the risks associated with the private placement. The assertions embodied in the representations and warranties made by us are qualified by information set forth in a confidential disclosure letter that was delivered in connection with the execution of the unit subscription agreements. While we do not believe that the disclosure letter contains information that securities laws require us to publicly disclose, other than information that is being disclosed in this proxy statement, the disclosure schedule may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the unit subscription agreements. Accordingly, you should not rely on any of these representations and warranties as characterizations of the actual state of facts, since they may be modified in important respects by the underlying disclosure letter. Our disclosure letter contains information that in some cases has been included in our general prior public disclosures, and also may contain additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the unit subscription agreements, which subsequent information may or may not be fully reflected in the disclosure letter we delivered to the purchasers at signing and which may not be delivered by us until the closing date of the private placement.

The representations and warranties in the unit subscription agreements include, among other things:

•	the purchasers and our authority to enter into, and carry out the obligations under, the unit subscription agreements and the enforceability of the unit subscription agreements; and

•	retention of brokers or finders in connection with the private placement.

In addition, the unit subscription agreements contain additional representations and warranties by us as to certain other matters, including:

•	our organization, qualification, corporate power and good standing;

•	the organization, qualification and good standing of each of our subsidiaries, including, for purposes of the unit subscription agreements, of PyX;

•	capitalization;

•	this proxy statement and the special meeting;

•	the authorization of shares of common stock and the warrants to purchase shares of common stock to be issued pursuant to the unit subscription agreements;

•	the exemption of the units from the registration requirements of the Securities Act of 1933, as amended;

•	the absence of certain conflicts;

•	receipt of all necessary governmental authorizations required in connection with the private placement;

•	compliance with applicable legal requirements and material agreements;

•	the accuracy of certain of our SEC filings and our financial statements;

•	litigation matters;

•	the absence of certain changes since January 31, 2005;

•	our intellectual property;

•	adverse business developments;

•	outstanding registration rights;

•	the accuracy of our charter documents as provided to the purchasers; and

•	our use of the proceeds from the private placement.

All of the representations and warranties set forth in the unit subscription agreements survive for a period of one year following the closing of the private placement.

Certain Covenants

We have agreed to cooperate with the purchasers in connection with their filings with the SEC with respect to the units. Additionally, we have agreed to deliver to the purchasers any reports that we deliver to our stockholders generally and to reserve for issuance that number shares of our common stock issuable upon exercise of the warrants issued to the purchasers in connection with the private placement.

Indemnification

We have agreed to indemnify the purchasers with respect to breaches of representations, warranties and covenants contained in the unit purchase agreements. However, our liability for such breaches is limited to the aggregate purchase price paid by the purchasers in connection with the private placement. Further, the purchasers are not entitled to recover any damages with respect to an indemnification claim until the total damages incurred under the unit subscription agreements exceed $25,000, after which they are entitled to be indemnified for the full amount of the damages, subject to the cap mentioned above.

Conditions Precedent

The completion of the private placement depends on the satisfaction of a number of conditions, including, among others, conditions relating to:

•	execution and delivery of the investor rights agreement;

•	accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants;

•	the approval of Proposals 1 and 2;

•	our listing status on the Nasdaq SmallCap Market;

•	completion of the merger; and

•	entry by PyX into a reseller agreement with LSI Logic.

Warrants

 The warrants issued in connection with the private placement have a term of five years and are exercisable at a per share price equal to 133% of the unit price described above under “Per Unit Purchase Price” subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like.   In addition, the shares of our common stock issuable upon exercise of the warrants are subject to adjustment in the event we issue shares of our common stock at a price less than the then applicable purchase price of the warrants, subject to certain customary exceptions, including, among other things, issuances to employees, officers and directors under our equity compensation plans. If not exercised after five years, the right to purchase shares of our common stock pursuant to the warrants will terminate. The warrants contain a cashless exercise feature. The common stock underlying the warrants are entitled to the benefits and subject to the terms of the Registration Rights described below.

The form of warrant is attached to this proxy statement as Annex E. You should read the warrant carefully. It is the agreement that governs the terms of the warrant. The following information summarizes the terms related to the private placement and the unit subscription agreements.

Investor Rights Agreement

           We entered an investor rights agreement, dated as of May 5, 2005, with the purchasers in the private placement. The investor rights agreement is attached to this proxy statement as Annex F. You should read the investor rights agreement carefully. It is the agreement that governs the terms under which we have agreed to register for resale the sale of the shares of common stock and the shares of common stock to be issued upon exercise of the warrants that will be issued to the purchasers in the private placement. The following summarizes the terms of the registration rights agreement.

Registration Rights

We have agreed to file a registration statement with the SEC within 60 days after the closing date of the private placement registering the resale of such shares of common stock, including the shares underlying the warrants, from time to time by these purchasers, and to use our best efforts to cause the registration statement to become effective as within 90 days after filing the registration statement. Once effective, the registration statement will permit the purchasers to sell their shares of common stock in the open market from time to time using the methods of distribution to be described in the registration statement. Our obligation to maintain the effectiveness of the registration statement terminates on the earlier of (i) two years after closing and (ii) the date that all of the shares of our common stock issued to the purchasers, including any shares purchased by the purchasers upon exercise of the preemptive rights described below under “Preemptive Rights,” (a) have been sold or (iii) can be sold under Rule 144(k) of the Securities Act of 1933, as amended. We have also agreed not to grant any other registration rights senior to the rights granted to the purchasers. We expect to register such shares for resale concurrently with those issued in the merger. We have also agreed to certain customary obligations and indemnity provisions relating to the registration process and to pay the expenses incurred in connection with the registration of these shares.

Rights of Participation

Each purchaser in the private placement will have the right to participate in any future private placements of our equity for a period of two years following the closing of the private placement. These rights are subject to certain customary exceptions, including, among other things, issuances to employees, officers and directors under our equity compensation plans. These rights are intended to enable the purchasers to maintain their pro rata interest in us according to their then-current ownership interest at the time of the applicable issuances.

The Voting Agreement

Certain members of our management are party to a voting agreement, dated May 4, 2005, pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote all of their shares of common stock in favor of proposals 1 and 2 and any other matter necessary to effect the transactions. The form of voting agreement is attached to this proxy statement as Annex D. You should read the voting agreement carefully. It is the agreement that governs the terms under which our management team has agreed to vote in favor of the transactions. The shares subject to the voting agreement represent approximately 3.2% of the outstanding shares of our common stock, based on the number of shares outstanding on June 9, 2005.

Recommendation of our Board of Directors

Our board of directors recommends that our stockholders vote FOR the unit subscription agreement and the issuance of units consisting of one share of our common stock and a warrant to purchase an additional one-half share of our common stock, for aggregate gross proceeds to us of $5,150,000, to the purchasers in the private placement.

OTHER MATTERS

Incorporation By Reference Of Annual Report On Form 10-K

Concurrently with this proxy statement, we are sending you a copy of our annual report on Form 10-K for the year ended October 31, 2004 and our quarterly report on Form 10-Q for the quarter ended April 30, 2005. This proxy statement incorporates by reference Items 7, 7A, 8 and 9 of the Form 10-K, which contains important information about us and our financial condition that is not included in this proxy statement. A copy of the Form 10-K has also been filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov).

Accountants

Representatives of BDO Seidman, LLP are expected to be present at the Special Meeting will have an opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

By Order of the Board of Directors,

/s/ David W. Brunton

David W. Brunton
Secretary

San Ramon, California
June ----, 2005

  ANNEX A

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. OPINION

Annex A

ANNEX B

AGREEMENT AND PLAN OF MERGER

Annex B

ANNEX C

SBE, INC.

UNIT SUBSCRIPTION AGREEMENT
COMMON STOCK
AND WARRANTS

Unit Subscription Agreement (this “Agreement”) dated as of May 4, 2005 among SBE, Inc., a Delaware corporation (the “Company”), and the persons who execute this Agreement as investors (the “Investors”).

Background: The Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of shares of Common Stock of the Company (the “Shares”) in Units with 5-year warrants, in substantially the form attached hereto as Exhibit 1, exercisable to purchase shares of Common Stock of the Company (the “Warrant Shares”) at the Exercise Price (as defined below) (the “Warrants”), all for an aggregate price of $5,150,000. The proceeds are necessary for development and continuance of the business of the Company and each of its Subsidiaries and the development and continuance of the business of PyX Technologies, Inc. (“PyX”), which the Company proposes to acquire in the Acquisition (as defined below). Concurrently with the execution of this Agreement, each of the executive officers and directors of the Company has entered into a Voting Agreement in the form attached as Exhibit 2 providing that he or she will vote his shares of Common Stock of the Company in favor of the Proposal at the Stockholders Meeting (the “Voting Agreement”).

Certain Definitions:

“Acquisition” shall mean the acquisition by the Company of PyX substantially in accordance with the terms set forth in the Agreement and Plan of Merger and Reorganization, dated March 28, 2005, filed by the Company with the SEC on Form 8-K on such date (the “Acquisition Agreement”).

“Action” has the meaning set forth in Section 2.10.

“AIGH” means AIGH Investment Partners, LLC, a Delaware limited liability company.

“Agreement” has the meaning set forth in the Preamble to the Agreement.

“Blue Sky Laws” has the meaning set forth in Section 2.7(b).

“Certificate of Incorporation” has the meaning set forth in Section 2.2(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.2.

“Closing Certificate” has the meaning set forth in Section 1.3(m).

“Closing Sale Price” means the closing sale price per share of the Company’s Common Stock as quoted on The Nasdaq SmallCap Market on the trading day on which the Common Stock trades immediately preceding the Closing Date.

Annex C

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage. As of the date of this Agreement, Common Stock means the Company’s Common Stock, $0.001 par value per share.

“Company” includes the Company and any corporation or other entity that shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Company Disclosure Letter” means the disclosure letter delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement by reference. The disclosure schedule delivered by PyX to the Company pursuant to the Acquisition Agreement shall be attached to, and is hereby incorporated by reference into, the Company Disclosure Letter.

“Contemplated Transactions” has the meaning set forth in Section 2.1(b).

“Exchange Act” has the meaning set forth in Section 2.7(b).

“Exercise Price” means 133% of the Unit Price.

“Financial Statements” has the meaning set forth in Section 2.9(f).

“Form 10-K Financial Statements” has the meaning set forth in Section 2.9(d).

“Governmental Body” has the meaning set forth in Section 2.7(b).

“Investor Rights Agreement” has the meaning set forth in Section 1.3(a).

“Investors” has the meaning set forth in the Preamble to the Agreement.

“January 31 Form 10-Q Financial Statements” has the meaning set forth in Section 2.9(e).

“Legal Fee” has the meaning set forth in Section 6.9.

“Legal Requirement” has the meaning set forth in Section 2.8.

“Loss” has the meaning set forth in Section 5.2(b).

“Majority Investors” has the meaning set forth in Section 1.2.

“Market Price” means the average closing sale price per share of the Company’s Common Stock as quoted on the NASDAQ SmallCap Market for the five preceding consecutive trading days on which the Common Stock trades ending on the date immediately before the Closing Date.

2

“Material Adverse Change” and “Material Adverse Effect” shall mean a material adverse change in the business, financial condition, results of operation, properties or operations of the Company and its Subsidiaries taken as a whole; provided, however, that “Material Adverse Change” and “Material Adverse Effect” shall not include any such changes that result from (a) general economic, business or industry conditions, (b) the taking of any action permitted or required by this Agreement, (c) the announcement or pendency of this Agreement, the Contemplated Transactions, the Acquisition Agreement, the Acquisition or the other transactions contemplated by the Acquisition Agreement; and provided, further, that a decline in the Company’s stock price shall not, in and of itself, constitute a “Material Adverse Change” or “Material Adverse Effect.”

“Material Agreement” means any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected that is material to the Company and its Subsidiaries, taken as a whole.

“NASD” means the National Association of Securities Dealers, Inc.

“Ordinary Course of Business” has the meaning set forth in Section 2.11.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Price Termination” has the meaning set forth in Section 1.1.

“Proposal” has the meaning set forth in Section 2.2(b)(i).

“Proprietary Assets” has the meaning set forth in Section 2.12.

“Proxy Statement” has the meaning set forth in Section 2.2(b)(i).

“PyX” has the meaning set forth in the Background to the Agreement.

“PyX Financial Statements” has the meaning set forth in Section 2.9(f).

“Required Stockholder Approval” has the meaning set forth in Section 2.2(b)(i).

“Review Date” has the meaning set forth in Section 1.2.

“SEC” means the Securities and Exchange Commission.

3

“SEC Documents” has the meaning set forth in Section 2.9(a).

“Securities” means the Shares and Warrants.

“Securities Act” has the meaning set forth in Section 2.5.

“Shares” has the meaning set forth in the Background to the Agreement.

“Stockholders Meeting” has the meaning set forth in Section 2.2(b)(i).

“Subsidiary” shall mean, immediately prior to the Closing, any corporation of which stock or other interest having ordinary power to elect a majority of the Board of Directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is, immediately prior to the Closing, directly or indirectly owned by the Company or by one or more Subsidiaries. For purposes of clarity, the definition of Subsidiary shall include PyX.

“Transaction Documents” means the Agreement, the Voting Agreement, the Warrants and the Investor Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 1.2(b).

“Unit” shall mean (i) one (1) Share and (ii) one Warrant to purchase one half (0.5) of a Warrant Share.

“Unit Price” shall mean the lowest of (i) $2.50, (ii) 92% of the Market Price and (iii) 95% of the Closing Sale Price.

“Warrants” has the meaning set forth in the Background to the Agreement.

“Warrant Share” has the meaning set forth in the Background to the Agreement, and includes any shares of Common Stock issued or from time to time issuable upon exercise of the Warrants.

“Voting Agreement” has the meaning set forth in the Background to the Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

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1.    Purchase and Sale of Stock.

1.1.    Sale and Issuance of Securities. (a) The Company shall sell to the Investors and the Investors shall purchase from the Company, that number of Units equal to $5,150,000 divided by the Unit Price, at a price per Unit equal to the Unit Price; provided, however, that the Company shall have the right not to sell the Units under this Agreement and to terminate this Agreement without penalty (except as provided in Section 6.9) if the Unit Price as of the Closing Date is less than $2.00 (“Price Termination”).

(b)    The purchase price of the Units to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

1.2.    Closing. The closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place as soon as practicable after the conditions for Closing set forth in this Agreement are met (other than closing conditions that, by their nature, are satisfied at the Closing) but no later than (i) a date that is within 60 days of the date of this Agreement if the SEC determines not to review the Proxy Statement or (ii) July 31, 2005 (the “Review Date”) if the SEC determines to review the Proxy Statement; provided, that the Company, AIGH and other Investors who together with AIGH have subscribed for an aggregate of at least 50% of the Units (the “Majority Investors”) may extend such date. The Company shall notify the Investors promptly after the conditions set forth in Section 1.3 (other than those that, by their nature, are satisfied at the Closing) have been met, and the Closing shall take place within three business days after such notice is given (the “Closing Date”). The Closing shall take place at the offices of Hahn & Hessen LLP, the Investors’ counsel, in New York, New York, or at such other location as is mutually acceptable to the Majority Investors and the Company, subject to fulfillment of the conditions of closing set forth in the Agreement. At the Closing:

(a)    each Investor purchasing Securities at the Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof;

(b)    the Company shall authorize its transfer agent (the “Transfer Agent”) to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares obtaining by dividing the dollar amount set forth opposite such Investor’s name on Schedule 1.1(b) by the Unit Price; and

(c)    the Company shall issue and deliver to each Investor the number of Warrants obtained by dividing one-half of the dollar amount set forth opposite such Investor’s name on Schedule 1.1(b) by the Unit Price.

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1.3.    Investors’ Conditions of Closing. The obligation of the Investors to complete the purchase of the Securities at the Closing is subject to fulfillment (or waiver by the Majority Investors) of the following conditions:

(a)    the Company shall execute and deliver an Investor Rights Agreement, dated the Closing Date, in the form attached as Exhibit 3, with respect to the Shares and the Warrant Shares (the “Investor Rights Agreement”);

(b)    the Company shall cause to be delivered to the Investors an Opinion of Counsel, dated the Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on Exhibit 4;

(c)    the representation and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date) as of such later date as though made on and as of the Closing Date, except for such inaccuracies as have not resulted and would not reasonably be expected to result in a Material Adverse Change, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(d)    the absence of a Material Adverse Change from the date of this Agreement up to, and including, the Closing Date;

(e)    the Company shall pay the Investors’ expenses to the extent set forth in Section 6.9 hereof;

(f)    the Company shall deliver to the Investors a certified copy of its Certificate of Incorporation, as amended, and Bylaws and a Certificate of Good Standing from the Secretary of State of the State of Delaware;

(g)    the Required Stockholder Approval shall have been obtained;

(h)    the Company shall not be subject to delisting with The Nasdaq SmallCap Market, or obliged to apply for relisting, under Rule 4330(f) of the NASD or otherwise as a consequence of the Acquisition and the Contemplated Transactions;

(i)    the Acquisition shall have been completed;

(j)    the Investors shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to the effect that the condition set forth in Section 1.3(c) shall have been satisfied (the “Closing Certificate”);

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(k)    PyX shall have entered into a definitive reseller agreement with LSI Logic; and

(l)    All Securities delivered at the Closing shall have any necessary stock transfer tax stamps (purchased at the expense of the Company) affixed.

1.4.   Company’s Conditions of Closing. The obligation of the Company to complete the sale of the Securities at the Closing is subject to fulfillment (or waiver by the Company) of the following conditions:

(a)    the Investors shall execute and deliver the Investor Rights Agreement;

(b)    The NASDAQ SmallCap Market shall have granted its approval to the Acquisition and to the Contemplated Transactions;

(c)    the representation and warranties of the Investors set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and on the Closing Date;

(d)    the Required Stockholder Approval shall have been obtained;

(e)    the Company shall not be subject to delisting with The Nasdaq SmallCap Market, or obliged to apply for relisting, under Rule 4330(f) of the NASD or otherwise as a consequence of the Acquisition and the Contemplated Transactions; and

(f)    the Acquisition shall have been completed.

2.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each of the Investors as follows:

2.1.    Corporate Organization; Authority; Due Authorization.

(a)    The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would result in a Material Adverse Effect. Set forth in the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business as a foreign corporation or limited liability company in each jurisdiction in which the failure to so qualify, individually or in the aggregate, would result in a Material Adverse Change.

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(b)    The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity). To the Company’s knowledge, the Voting Agreement is a valid and binding obligation of the parties thereto other than the Company, enforceable in accordance with its terms.

2.2.    Capitalization; Authorization of Additional Shares of Common Stock.

(a)    Current Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, $0.001 par value, of which 5,243,483 shares of Common Stock are outstanding and (ii) 2,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Bylaws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company (other than as set forth in the Investor Rights Agreement, including without limitation the Securities and the Warrant Shares), and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights other than option grants that may be committed to potential employees of the Company in the Ordinary Course of Business.  Except as set forth in the Company Disclosure Letter, to the Company’s knowledge, none of the shares of Common Stock is subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. With respect to each Subsidiary other than PyX, and to the Company’s knowledge with respect to PyX, (x) all the issued and outstanding shares of the Subsidiary’s capital stock or equity interests have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (y) except as disclosed in the Company Disclosure Letter, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the Company Disclosure Letter, the Company owns 100% of the outstanding equity of each Subsidiary other than PyX. At the closing of the Acquisition, PyX will be merged with and into another Subsidiary of the Company and will cease to exist as a separate corporation or Subsidiary.

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(b)    Proxy Statement; Stockholders Meeting.

(i)     As promptly as possible, the Company shall take all action necessary to call a meeting of its stockholders (together with any adjournments or postponements thereof, the “Stockholders Meeting”) for the purpose of seeking the requisite stockholder approval (the “Required Stockholder Approval”) of (x) the Acquisition, (y) the Contemplated Transactions to the extent necessary to comply with Rule 4350(i) of the NASD, and (z) all matters to be voted upon incident thereto (collectively, the “Proposal”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including one or more proxy statements (as amended or supplemented, the “Proxy Statement”) and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon and obtaining SEC approval of the mailing of the Proxy Statement and proxy to the Company’s stockholders, shall promptly mail such proxy materials to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to the Proxy Statement and form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any statement that, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders Meeting or the subject matter thereof which has become false or misleading. If the Company should discover at any time prior to the Closing Date any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the Exchange Act, the Company will promptly inform its stockholders thereof. The Company shall give prompt notice to AIGH and the Investors’ counsel of any determination by the SEC to review or not to review the Proxy Statement.

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(ii)    Subject to its fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors, after having taken into account the written advice of the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders (and not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action to solicit the Required Stockholder Approval. Whether or not the Company’s Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company’s stockholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable to consider and vote upon the approval of the Proposal.

(iii)    In the event that (x) the Company does not file the Proxy Statement within 20 business days following the date of this Agreement, (y) the Company fails to use its best efforts to cause the Stockholders Meeting to take place within 90 days following the date of this Agreement, or (z) the Company’s Board of Directors has withdrawn or modified its recommendation to its stockholders pursuant to the provisions of Section 2.2(b)(ii), the Company will pay to each Investor, at the earlier to occur of (a) the Closing and (b) the business day after the latest permitted date for Closing, as set forth in Section 1.2, if the Closing has not occurred by such latest permitted date, a cash fee equal to 25% of such Investor’s investment set forth on Schedule 1.1(b); provided, however, that, with respect to clause (y) above, no such penalty shall apply in the event that a delay beyond the Review Date arises out of review by the SEC as long as the Company continues to use its best efforts to cause the Stockholders Meeting to take place as soon as practicable.

2.3.    Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company other than the Required Stockholder Approval and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.4.    Warrant Shares. The issuance of the Warrant Shares upon exercise of the Warrants has been duly authorized by the Company’s Board of Directors. At all times between the Closing Date and prior to such exercise, the Warrant Shares will have been duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable.

2.5.    Private Offering. Neither the Company nor, to the Company’s knowledge, anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

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2.6.    Brokers and Finders. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its officers, directors, employees or stockholders, has employed any broker or finder with respect to the Contemplated Transactions.

2.7.    No Conflict; Required Filings and Consents.

(a)    The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the charter documents of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any Material Agreement; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and Exchange Commission and the filing of the Proxy Statement and the filing of a Form 8-K and other applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities or “blue sky” laws (“Blue Sky Laws”), any approval required by applicable rules of the markets in which the Company’s securities are traded and any required filing of the Voting Agreement with the appropriate Governmental Body. For purposes of this Agreement, “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). Without limitation on the foregoing, the consummation of the Contemplated Transactions and the Acquisition do not require the approval of the stockholders of the Company other than the Required Stockholder Approval and the approval of the Nasdaq SmallCap Market, both of which will be obtained prior to the Closing.

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2.8.    Compliance. Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”) or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since November 1, 2001, neither the Company nor any Subsidiary has received any written notice or communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.9.    SEC Documents; Financial Statements.

(a)    The information contained in the following documents did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, together with any other filings made by the Company with the SEC after the date of this Agreement prior to the Closing Date, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which will have been superseded by a subsequent SEC Document filed prior to the Closing Date:

(i)    the Company’s Annual Report on Form 10-K for the year ended October 31, 2004;

(ii)    the Company’s definitive Proxy Statement with respect to its 2005 Annual Meeting of Stockholders, filed with the SEC on February 10, 2005;

(iii)    the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2005; and

(iv)    the Company’s Current Reports on Form 8-K, filed with the SEC on October 14, 2004, December 15, 2004, January 4, 2005, February 23, 2005 and March 28, 2005, and on Form 8-K/A, filed with the SEC on February 28, 2005.

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(b)    In addition, as of the date of this Agreement and as of the Closing Date, the Company Disclosure Letter, when read together with the representations and warranties contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made and the time period about which they were made, not misleading.

(c)    The Company has filed all forms, reports and documents required to be filed by it with the SEC since October 31, 2001, including, without limitation, the SEC Documents. As of their respective dates, the SEC Documents have complied, and will have complied, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

(d)    The Company’s Annual Report on Form 10-K for the year ended October 31, 2004 includes (i) consolidated balance sheets as of October 31, 2003 and 2004 and (ii) consolidated statements of operations and consolidated statements of cash flows for the three one-year periods then ended (collectively, the “Form 10-K Financial Statements”).

(e)    The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2005, includes (i) consolidated balance sheets as of January 31, 2005 and October 31, 2004 and (ii) consolidated statements of operations and consolidated statements of cash flows for the quarters ended January 31, 2004 and 2005 (the “January 31 Form 10-Q Financial Statements).

(f)    PyX’s balance sheets as of December 31, 2004 and 2003 and related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2004, the period from inception (November 26, 2002) through December 31, 2003, and the period from inception (November 26, 2002) through December 31, 2004 are referred to herein as the “PyX Financial Statements” and, together with the Form 10-K Financial Statements and the January 31 Form 10-Q Financial Statements, are referred to as the “Financial Statements.”

(g)    The Form 10-K Financial Statements and the January 31 Form 10-Q Financial Statements (including the related notes and schedules thereto and all other financial information included in the SEC Documents) fairly present in all material respects the consolidated financial position, results of operations or cash flows, as the case may be, of the Company and its Subsidiaries other than PyX for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The PyX Financial Statements fairly present in all material respects the consolidated financial position, results of operations or cash flows, as the case may be, of PyX for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

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(h)    Any SEC Documents filed after the date of this Agreement and prior to the Closing Date will not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended.

2.10.    Litigation. Except as set forth in the SEC Documents or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.11.    Absence of Certain Changes. Except (i) as specifically contemplated by this Agreement or the Acquisition Agreement and related agreements and the transactions contemplated thereby, or (ii) as set forth in the Company Disclosure Letter, the SEC Documents or the Financial Statements, since January 31, 2005, there has not been (a) any Material Adverse Change; (b) any return of any capital or other distribution of assets to stockholders of the Company (except to the Company); (c) except for the Acquisition, any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (d) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations (“Ordinary Course of Business”), with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons.

2.12.    Proprietary Assets.

(a)    For purposes of this Agreement, “Proprietary Assets” shall mean all right, title and interest of the Company and the Subsidiaries in and to the following items or types of property: (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset other than goodwill; and (ii) all licenses and other rights to use or exploit any of the foregoing.

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(b)    Except as set forth in the Company Disclosure Letter, each of the Company or its Subsidiaries: has good, valid and marketable title to each of the Proprietary Assets owned by it, free and clear of all liens and other encumbrances; has a valid right to use all Proprietary Assets owned by third parties; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

(c)    Each of the Company and its Subsidiaries has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

(d)    To the knowledge of the Company, (i) none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

(e)    Except as set forth in the Company Disclosure Letter, excluding warranty claims received by Company or any of its Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

(f)    To the knowledge of the Company, the Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Letter, (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity’s ability to exploit fully any of such entity’s material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

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(g)    Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

2.13.    Adverse Business Developments. Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person, except as such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.14.    Registration Rights. Except as set forth in the Investor Rights Agreement, the Shareholder Agreement attached as an exhibit to the Acquisition Agreement, the SEC Documents, or in the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or Blue Sky Laws.

2.15.    Corporate Documents. The Company’s Certificate of Incorporation and Bylaws, each as amended to date and prior to the Closing Date, which have been requested and previously provided to the Investors, are true, correct and complete and contain all amendments thereto.

2.16.    Disclosure. The Company shall file a Current Report on Form 8-K, by the time required by the SEC, describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Transaction Documents as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement. Except for information that may be provided to the Investors pursuant to this Agreement or pursuant to the request of any Investor or counsel to the Investors, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express prior consent of such Investor.

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2.17.    Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations, if any, of each of the Subsidiaries and PyX.

3.    Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

3.1.    Authorization. Such Investor (a) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (b) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.    Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

4.    Securities Laws.

4.1.    Securities Laws Representations and Covenants of Investors.

(a)    This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an “underwriter” under the Securities Act; provided that this representation and warranty shall not limit the Investor’s right to sell the Shares or the Warrant Shares pursuant to the Investor Rights Agreement or in compliance with an exemption from registration under the Securities Act or the Investor’s right to indemnification under this Agreement or the Investor Rights Agreement.

(b)    Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws, on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

(c)    Each Investor covenants that, unless the Shares, the Warrants, the Warrant Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Investor Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar rule).

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(d)    Each Investor represents that: (i) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (ii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iii) such Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; and (iv) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e)    Each Investor further represents by execution of this Agreement that such Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(f)    By acceptance hereof, each Investor agrees that the Shares, the Warrants, the Warrant Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

4.2.    Legends. All certificates for the Shares, the Warrants and the Warrant Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

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“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

5.    Additional Covenants of the Company.

5.1.    Reports, Information, Authorization of Sufficient Shares.

(a)    The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Shares, the Warrants, the Warrant Shares and shares of capital stock of the Company received in respect of the foregoing.

(b)    For so long as an Investor (or the successor or assign of such Investor) holds either Securities or Warrant Shares, the Company shall deliver to such Investor (or the successor or assign of such Investor), contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

(c)    At the Closing and at every time thereafter, the Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or other securities for which the Warrants are then exercisable) so that the Warrants that remain unexercised at such time may be exercised to purchase Common Stock (or such other securities).

5.2.    Expenses; Indemnification.

(a)    The Company agrees to pay on the Closing Date and hold the Investors harmless against liability for the payment of (1) any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement and the issue and sale of any Securities and Warrant Shares, (2) the expense of preparing and issuing the Securities and Warrant Shares, and (3) the cost of delivering the Securities and Warrant Shares of each Investor to such Investor’s address, insured in accordance with customary practice. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that, at the Closing, the Company shall pay fees and disbursements of counsel to the Investors as set forth in Section 6.9.

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(b)    The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer, partner, member, employee or other affiliate of any Investor against all claims, losses and damages resulting from any and all legal or administrative proceedings against one or more Investors, including without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (collectively, “Loss”), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein; provided that the Company’s liability under this Section 5.2(b) shall be limited to the aggregate purchase price actually paid for the Securities and that the Company shall not be obligated to indemnify the Investors for Losses until the total amount of Losses accrued aggregates $25,000, at which point the Company will be obligated to indemnify the Investors for such amount to the first dollar.

(c)    As soon as reasonably practicable after receipt by an Investor of notice of any Loss in respect of which the Company may be liable under this Section 5.2, the Investor shall give notice thereof to the Company. Each Investor may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for such Investor shall in good faith determine that such claim is not frivolous and that such Investor may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Company. Each Investor shall permit the Company, at the Company’s option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Company and the Investors who are subject to such claim, and to settle or otherwise dispose of the same; provided, however, that each Investor may at all times participate in such defense at such Investor’s expense; and provided, further, that the Company shall not, in defense of any such claim, except with the prior written consent of a majority in interest of the Investors subject to such claim, consent to the entry of any judgment or any settlement of such claim that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to each Investor and its affiliates of a release of all liabilities in respect of such claims. If the Company does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of the afore-described Investors and the Company to mutually agree as to the choice of counsel, or if any such counsel is unable to represent one or more of the Investors due to a conflict or potential conflict of interest, then an Investor may assume such defense and be entitled to indemnification and prompt reimbursement from the Company for such Investor’s costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys’ fees and expenses. Such fees and expenses shall be reimbursed to the Investors as soon as practicable after submission of invoices to the Company.

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(d)    The Company shall maintain the effectiveness of the Registration Statement (as defined in the Investor Rights Agreement) under the Securities Act for as long as is required under the Investor Rights Agreement.

6.    Miscellaneous.

6.1.    Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Securities. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2.    Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for one year after the Closing. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

6.3.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

6.4.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.    Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

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6.6.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) delivery by fax (with answer back confirmed), or (c) two business days after mailing by recognized overnight courier (such as Federal Express), addressed to a party at its address or sent to the fax number shown below or at such other address or fax number as such party may designate by three days’ advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: James Kardon
Fax Number: (212) 478-7400

Any notice to the Company shall be sent to:

SBE, Inc.
2305 Camino Ramon, Suite 200,
San Ramon, California 94583
Attention: David Brunton
Fax Number: (925) 355-2041

with a copy to:

Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA  94111-3580
Attention: Jodie Bourdet
Fax Number: (415) 951-3699

6.7.    Rights of Transferees. Except as may be set forth in the Investor Rights Agreement, any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Warrant Shares shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

6.8.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

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6.9.    Expenses. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses, except that the Company shall pay at the Closing or upon Price Termination the reasonable legal fees and expenses of Hahn & Hessen LLP (the “Legal Fee”), as counsel to the Investors, up to a maximum aggregate amount of $50,000. AIGH may, at its option, deduct the Legal Fee from the purchase price paid to the Company for its Securities for payment to Hahn & Hessen LLP. After the Closing, the Company shall pay Hahn & Hessen LLP’s reasonable legal fees and expenses associated with the transactions contemplated by the Investor Rights Agreement, provided that the Company will not be obligated to pay any such amount after the total amount paid to Hahn & Hessen LLP by the Company, including the amount paid at the Closing, equals $50,000.

6.10.    Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the holders of 75% of the Shares (not including for this purpose any Shares that have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom) (it being understood that any amendment effected prior to the Closing shall require the consent of Investors investing 75% of the total amount set forth on Schedule 1.1(b)). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Securities at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SIGNATURE PAGE
TO
SBE, INC.
SUBSCRIPTION AGREEMENT
Dated May 4, 2005

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 4th day of May, 2005.

Amount of Subscription: $____________	___________________________________ Print Name

___________________________________ Signature of Investor

___________________________________ Social Security Number

___________________________________ Address and Fax Number

___________________________________ E-mail Address

ACCEPTED AND AGREED:

SBE, INC.

By:_________________________________
Name:_______________________________
Title:________________________________
Dated:_______________________________

24

SIGNATURE PAGE
TO
SBE, INC.
SUBSCRIPTION AGREEMENT
Dated May 4, 2005

IF the INTERESTS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 4th day of May, 2005.

Amount of Subscription: $____________	___________________________________ Print Name of Purchaser

___________________________________ Signature of a Purchaser
___________________________________ Social Security Number
___________________________________ Print Name of Spouse or Other Purchaser

___________________________________ Signature of Spouse or Other Purchaser
___________________________________ Social Security Number

___________________________________ Address

___________________________________
Fax Number
____________________________________ E-mail Address
ACCEPTED AND AGREED:

SBE, INC.

By:_________________________________
Name:_______________________________
Title:________________________________
Dated:_______________________________

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SIGNATURE PAGE
TO
SBE, INC.
SUBSCRIPTION AGREEMENT
Dated May 4, 2005

IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 4th day of May, 2005.

Amount of Subscription: $_________________

___________________________________ Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By: __________________________________ (Authorized Signatory)
Name: ________________________________
Title: _________________________________
Address and Fax Number: _____________ ___________________________________

Taxpayer Identification Number: __________
Date and State of Organization:___________
Date on which Taxable Year Ends:__________
E-mail Address: ________________________

ACCEPTED AND AGREED:

SBE, INC.

By:_________________________________
Name:_______________________________
Title:________________________________
Dated:_______________________________

Schedule 1.1(b)

INVESTORS

Name	Total Purchase Price
Herschel Berkowitz	$150,000.00
Paul Packer	50,000.00
Globis Capital Partners	500,000.00
Globis Overseas Fund Ltd.	200,000.00
Richard Grossman	50,000.00
Joshua Hirsch	50,000.00
James Kardon	17,000.00
AIGH Investment Partners LLC	825,000.00
Ellis International LLC	100,000.00
Jack Dodick	200,000.00
Stephen Spira	100,000.00
Fame Associates	100,000.00
Cam Co	350,000.00
Anfel Trading Limited	650,000.00
Ganot Corporation	350,000.00
LaPlace Group, LLC	300,000.00
F. Lyon Polk	60,000.00
Paul Tramontano	50,000.00
Hilary Edson	60,000.00
Kevin McCaffrey	100,000.00
William Heinzerling	100,000.00

John A. Moore	100,000.00
Mark Giordano	30,000.00
Jeffrey Schwartz	8,000.00
Norman Pessin	250,000.00
Greg Yamamoto	200,000.00
Tzu-Wang Pan	50,000.00
Kurt Miyatake	50,000.00
Greg Yamamoto, as UTMA custodian for Melanie Yamamoto	50,000.00
Greg Yamamoto, as UTMA custodian for Nicholas Yamamoto	50,000.00
TOTAL	$5,150,000.00

EXHIBITS AND SCHEDULES TO THE UNIT SUBSCRIPTION AGREEMENT

Schedule 1.1(b)    Investors
Exhibit 1:  Form of Warrants
Exhibit 2:  Voting Agreement
Exhibit 3:  Form of Investor Rights Agreement
Exhibit 4:  Matters Covered by Legal Opinion

ANNEX D

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of the 4th day of May, 2005, by and among SBE, Inc., a Delaware corporation (“SBE” or the “Company”), and certain holders, as set forth in Schedule I hereto (the “Management Holders”), of the Common Stock, $.001 par value per share, (the “Common Stock”) of the Company.

RECITALS

WHEREAS, it is contemplated that certain investors (collectively the “Investors”) are purchasing securities of SBE pursuant to a Unit Subscription Agreement dated as of May 4, 2005 (the “Unit Subscription Agreement”), which provides, among other matters, for a Stockholders Meeting and approval of the Proposal, each as defined in the Unit Subscription Agreement; and

WHEREAS, the Management Holders have entered into this Agreement regarding the voting of the Common Stock acquired or beneficially owned by any Management Holder, including without limitation any shares of capital stock of the Company that may be issued upon exercise of any rights, warrants or options to purchase, or other securities convertible into, capital stock of SBE and any rights, warrants or options to purchase, or other securities convertible into such capital stock (collectively, with the Common Stock, the “SBE Securities”);

NOW, THEREFORE, in consideration of the Investors’ entering into the Unit Subscription Agreement and other good and valuable consideration, the adequacy of which is hereby affirmed, the parties hereby agree as follows:

1.    EFFECTIVENESS. This Agreement shall be effective as of the date hereof (the “Effective Date”).

2.    AGREEMENT TO VOTE. (a) In connection with the Stockholders Meeting, each Management Holder shall vote all of such Management Holder’s SBE Securities (or grant or withhold approval or consent) in favor of the Proposal.

(b)    Each Management Holder shall be present, in person or by proxy, at the Stockholders Meeting and any adjournments thereof so that all SBE Securities owned of record or beneficially owned by such Management Holder may be counted for the purpose of determining the presence of a quorum.

3.    AFFILIATES. In the event any Affiliate of a Management Holder acquires any Common Stock during the term of this Agreement, such Management Holder agrees to use its best efforts to cause such Affiliate to become a party to this Agreement. For purposes of this Agreement, an “Affiliate” of a Management Holder shall be a person that controls, is controlled by or is under common control with such Management Holder, within the meaning of the federal securities laws.

4.    TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier to occur of (a) the termination of the Unit Subscription Agreement in accordance with its terms, and (b) the approval of the Proposal.

5.    REPRESENTATIONS OF THE MANAGEMENT HOLDERS. Each Management Holder hereby represents and warrants that such Management Holder (a) owns beneficially and has the right to vote the Common Stock set forth opposite such Management Holder’s name on Schedule I, (b) such Management Holder has full power to enter into this Agreement, and (c) such Management Holder will not take any action inconsistent with the purposes and provisions of this Agreement.

6.    ENFORCEABILITY; REMEDIES; EXPENSES. Each Management Holder, in such person’s capacity as a stockholder, and the Company shall take any and all actions necessary for the enforceability of this Agreement under Delaware law, including without limitation making all necessary filings or actions, if any, required by applicable Delaware corporate law. Each party expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms including, without limitation, the right to entry of restraining orders and injunctions, whether preliminary, mandatory, temporary, or permanent, against a violation, threatened or actual, and whether or not continuing, of such obligation, without the necessity of showing any particular injury or damage, and without the posting of any bond or other security, it being acknowledged and agreed that any such breach or threatened breach would cause immediate and irreparable injury and that money damages alone would not provide an adequate remedy. The Investors shall be third party beneficiaries of this Agreement with the right to enforce it in accordance with its terms. Without limitation on the other remedies of the Investors and the Company, the Management Holders shall bear all of the Investors’ and the Company’s expenses, including reasonable legal fees and expenses, incurred in connection with the enforcement of this Agreement.

7.    GENERAL PROVISIONS.

(a)    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

(b)    This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract made and to be performed in Delaware.

(c)    This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(d)    If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement, and this Agreement shall continue in all respects to be valid and enforceable.

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(e)    Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

SBE, Inc.

By:	/s/
Daniel Grey
Chief Executive Officer

By:	/s/
Daniel Grey

By:	/s/
David Brunton

By:	/s/
Ignacio Munio

By:	/s/
Yee-Ling Chin

By:	/s/
Kirk Anderson

By:	/s/
M.M. Stuckey

By:	/s/
Ronald Ritchie

By:	/s/
John Reardon

By:	/s/
William Heye

SCHEDULE I

Management Holders
Name and Address	Number of Shares of Common Stock
Daniel Grey c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	0
David Brunton c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	69,000
Ignacio Munio c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	98,495
Yee-Ling Chin c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	0
Kirk Anderson c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	0
M.M. Stuckey c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	0
Ronald Ritchie c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	15,000
John Reardon c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	0
William Heye c/o SBE, Inc. 2305 Camino Ramon, Suite 200 San Ramon, CA 94583	1,713

Annex E

Void after _______, 2010	Warrant No. ________

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.

SBE, INC.

COMMON STOCK PURCHASE WARRANT

SBE, Inc. (the “Company”), having its principal office at 2305 Camino Ramon, Suite 200, San Ramon, California 94583, hereby certifies that, for value received, ___________________, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after _________ __, 2005 and before 5:00 P.M., New York City time, on ______, 2010, or as extended in accordance with the terms hereof (the “Expiration Date”), ______________ fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of [$ ]. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

Background. The Company agreed to issue warrants to purchase an aggregate of up to __________ shares of Common Stock (subject to adjustment as provided herein) (the “Warrants”), in connection with a private placement of the Company’s Units pursuant to the Unit Subscription Agreement dated May 4, 2005 between the Company and the investors party thereto (the “Offering”).

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Additional Assets” has the meaning set forth in Section 7.

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, which as of the date of this Warrant shall mean the Company’s Common Stock, $0.001 par value per share.

Annex E

“Company” includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“Exchange Act” means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

“Excluded Stock” shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Warrant, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of this Warrant, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all Warrant Shares (as defined in the Investor Rights Agreement), Additional Shares (as defined in the Investor Rights Agreement) and shares issued upon conversion or exercise of other Convertible Securities (as defined in the Investor Rights Agreement) outstanding on the date hereof.

“Fair Market Value” of assets or securities (other than Common Stock) shall mean the fair market value as reasonably determined by the Board of Directors of the Company in good faith in accordance with generally accepted accounting principles.

“Holder” means any record owner of Warrants or Underlying Securities.

“Investor Rights Agreement” has the meaning set forth in Section 1.

“Market Price” has the meaning set forth in Section 3.4.

“New Purchase Price” has the meaning set forth in Section 7.

“Offering” has the meaning set forth in the Background of this Warrant.

“Options” means rights, warrants or options to subscribe for, purchase or otherwise acquire Common Stock.

“Original Issue Date” means ________, 2005.

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“Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

“Purchase Price per share” means [$ ] per share, as adjusted from time to time in accordance with the terms hereof.

“Ratchet Issuance” has the meaning set forth in Section 7.

“Registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

“Underlying Securities” means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

“Unit” means (i) one (1) share of Common Stock, par value $0.001 per share, of the Company and (ii) one (1) Warrant, exercisable to purchase one-half (1/2) share of Common Stock.

“Warrant” means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one-half (1/2) share of Common Stock, as adjusted.

“Weighted Average Issuance” has the meaning set forth in Section 7.

1.    Registration, etc. The Holder shall have the rights to registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Investor Rights Agreement, dated ________, 2005, between the Company and the Holder (the “Investor Rights Agreement”).

2.    Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 2 shall relieve the Company from complying with its obligations concerning registration of Underlying Securities pursuant to the Investor Rights Agreement.

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3.    Exercise of Warrant.

3.1.    Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

3.2.    Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

3.3.    Exercise by Surrender of Warrant or Other Securities. In addition to the method of payment set forth in Sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, this Warrant or other securities issued by the Company in the manner and at the place specified in Section 3.1 as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or other securities issued by the Company to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Market Price (as defined below) on the date that all documents and instruments required to be delivered or surrendered to the Company for exercise of the Warrant have been so delivered or surrendered. The number of shares of other securities to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities that are not convertible into Common Stock, at the Market Price thereof.

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3.4.    Definition of Market Price. As used herein, the phrase “Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is The Nasdaq SmallCap Market or another exchange, the average of the high reported sale prices per share of Common Stock for the five preceding consecutive trading days on which the Common Stock trades ending on the date immediately before the date of determination, (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by such market or, (iii) if the Common Stock is not quoted by such over-the-counter market, the average of the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it or in the event of a dispute of the determination of the Board of Directors of the Company provided in clause (b) above, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Company and reasonably acceptable to a majority in interest of the holders of Warrants from a panel of persons qualified by education and training to pass on the matter to be decided.

3.5.    Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

3.6.    Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

4.    Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days after delivery or surrender of all documents and instruments required to be delivered or surrendered to the Company for such exercise, including payment of the exercise price in cash or securities in accordance with this Warrant, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

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5.    Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

(a)    other or additional stock or other securities or property (other than cash) by way of dividend, or

(b)    any cash paid or payable (including, without limitation, by way of dividend), or

(c)    other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5 which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5 receivable by such Holder as aforesaid) during such period, giving effect to all adjustments called for during such period by Sections 6 and 7 hereof. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase Price per share shall be increased, and the number of shares of Common Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.    Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant. In any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Other Securities or assets thereafter deliverable on the exercise of the Warrants.

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7.    Other Adjustments.

7.1.    General. (a) Other than as set forth in Sections 5 and 6, if, on or before the second anniversary of the Original Issue Date, the Company shall issue any Common Stock other than Excluded Stock for a consideration per share (determined as set forth below) less than the Purchase Price per share in effect immediately prior to the issuance of such Common Stock (the “Ratchet Issuance”), the Purchase Price per share in effect immediately prior to each issuance shall forthwith be reduced to a new Purchase Price per share determined by dividing (x) the sum of (I) the consideration received by the Company in such issue less (II) the Fair Market Value of any securities or other assets transferred by the Company in units or otherwise together with such Common Stock (“Additional Assets”), by (y) the number of shares of Common Stock (not including shares issuable upon conversion or exercise of Additional Assets) issued in the Ratchet Issuance (the “New Purchase Price”). The number of shares of Common Stock for which this Warrant is exercisable shall be increased to a new number of shares determined by multiplying the number of shares of Common Stock for which this Warrant is exercisable prior to the Ratchet Issuance by a fraction, the numerator of which is the Purchase Price per share in effect prior to the Ratchet Issuance and the denominator of which is the New Purchase Price per share.

(b)    Other than as set forth in Sections 5 and 6, if, commencing after the second anniversary of the Original Issue Date until the expiration of the Warrants, the Company shall issue any Common Stock other than Excluded Stock for a consideration per share (determined as set forth below) less than the Purchase Price per share in effect immediately prior to such issuance (the “Weighted Average Issuance”), the Purchase Price per share in effect hereunder shall simultaneously with such issuance or sale be reduced to a New Purchase Price determined by multiplying the Purchase Price per share in effect immediately prior to the Weighted Average Issuance by the quotient of (1) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the Purchase Price per share in effect hereunder immediately prior to such issuance or sale, plus (y) the sum of (I) the consideration received by the Company in such issuance less (II) the Fair Market Value of any Additional Assets sold in units with such issuance, divided by (2) the total number of shares of Common Stock outstanding immediately after issuance or sale of such additional shares, multiplied by the Purchase Price per share in effect hereunder immediately prior to such issuance or sale. The number of shares of Common Stock for which this Warrant is exercisable shall be increased to a new number of shares determined by multiplying the number of shares of Common Stock for which this Warrant is exercisable prior to the Weighted Average Issuance by a fraction, the numerator of which is the Purchase Price per share in effect prior to the Weighted Average Issuance and the denominator of which is the New Purchase Price per share.

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(c)    Adjustments pursuant to this Section 7 (after reversal of the effect of any adjustments under Sections 5 or 6) shall at no time reduce the Purchase Price per share in effect hereunder to less than fifty percent (50%) of the initial Purchase Price per share, or increase the number of shares issuable upon exercise of the Warrants to greater than two (2) times the number of shares initially issuable upon exercise of the Warrants.

7.2.    Convertible Securities. (a) In case the Company shall issue or sell any Convertible Securities (including without limitation Additional Assets), other than Excluded Stock, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the then current aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all of such Convertible Securities.

(b)    If the price per share so determined shall be less than the applicable Purchase Price per share, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

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7.3.    Rights and Options. (a) In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock, other than Excluded Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the then current amount of additional consideration payable to the Company upon the exercise of such rights or options, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

(b)    If the price per share so determined shall be less than the applicable Purchase Price per share, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

7.4.    Other Securities. If any event occurs as to which the provisions of this Warrant are strictly applicable and the application thereof would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as the Board of Directors, in good faith, determines to be reasonably necessary to protect such rights as aforesaid. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in Sections 5, 6 and 7, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and the Purchase Price per share shall be adjusted in such manner as the Board of Directors, in good faith, determines to be equitable in the circumstances. In furtherance and not in limitation of the foregoing, if any event occurs of the type contemplated by Section 7 but not expressly provided for by such Section (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights or arrangements with equity features), then the Company’s Board of Directors shall make an appropriate adjustment in the Purchase Price per share and the number of shares of Common Stock or Other Securities issuable upon the exercise of a Warrant so as to protect the rights of the Holders of such Warrants. No adjustment made pursuant to this Section 7 shall increase the Purchase Price per share or decrease the number of shares of Common Stock or Other Securities issuable upon exercise of the Warrants.

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8.    Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

9.    Officer’s Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding, including a statement of: (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold; (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding; and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of such certificate to each Holder.

10.    Notices of Record Date, etc. In the event of

(a)    any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(b)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(c)    any proposed issue or grant by the Company of any Common Stock, Convertible Securities or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants),

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then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

11.    Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

12.    Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

12.1.    In furtherance and not in limitation of any other provision of this Warrant, during any period of time in which the Company’s Common Stock is listed on The Nasdaq SmallCap Market or any other national securities exchange, the Company will, at its expense, simultaneously list on The Nasdaq SmallCap Market or such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing, all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on The Nasdaq SmallCap Market or any other national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on The Nasdaq SmallCap Market or any other national securities exchange by the Company.

12.2.    Until the shares issuable upon exercise of this Warrant have been resold publicly pursuant to a registration statement or under Rule 144, the Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on the Market Price or any other determination of the market price or value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is fixed on the date of issuance or subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of the Market Price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Offering; or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

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13.    Exchange of Warrants. Subject to the provisions of Section 2 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

14.    Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

15.    Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 13, and replacing Warrants pursuant to Section 14, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

16.    Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

17.    Negotiability, etc. Subject to Section 2 above, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a)    subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

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(b)    subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

(c)    until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

18.    Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

19.    Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Warrants to purchase a majority of the shares of Common Stock underlying all the outstanding Warrants. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

20.    Assignability. Subject to Section 2 hereof, this Warrant is fully assignable at any time.

21.    Amendments. This Warrant may not be amended, modified or terminated, and no rights or provisions may be waived, except with (a) the written consent of the Holder and the Company or (b) in the event that all Warrants issued under the Unit Subscription Agreement are to be amended in like fashion, a majority in interest of the holders of all such Warrants and the Company.

Dated: _______, 2005

SBE, INC.

By:________________________________
Name:
Title:

Attest:___________________________

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FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To: SBE, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of SBE, Inc., and herewith makes payment therefor:

(i) of $     *  or

(ii) by surrender of the number of Warrants included in the within Warrant required  for full exercise pursuant to Section 3.3 of the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.

Dated:

________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

________________________________________
(Address)

*
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

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FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase _________ of Common Stock of SBE, Inc. to which the within Warrant relates, and appoints ______________________________ Attorney to transfer such right on the books of SBE, Inc. with full power of substitution in the premises. The Warrant being transferred hereby is one of the Warrants issued by SBE, Inc. as of _________, 2005 to purchase an aggregate of up to _________ shares of Common Stock.

Dated:_______________

________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

________________________________________
(Address)

_________________________________
Signature guaranteed by a Bank
or Trust Company having its
principal office in New York City
or by a Member Firm of the New
York or American Stock Exchange

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ANNEX F

SBE, INC.

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of _______, 2005 by and among SBE, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (collectively the “Investors”).

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, _______ shares of Common Stock of the Company (the “Shares”) and 5-year warrants (the “Warrants”), exercisable to purchase _________ shares of Common Stock of the Company (the “Warrant Shares”), upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated as of May 4, 2005, between the Company and the Investors (the “Unit Subscription Agreement”);

WHEREAS, the terms of the Unit Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined are defined in the Unit Subscription Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.  Definitions. The following terms shall have the meanings provided below:

“Additional Shares” shall mean any additional shares of Common Stock which may be issued or become issuable from time to time upon a distribution with respect to, or in exchange for, or in replacement of, Shares, a Warrant or Warrant Shares, as a result of anti-dilution provisions of a Warrant or otherwise.

“Additional Share Notice” shall have the meaning assigned thereto in Section 10 hereof.

“Blue Sky” shall have the meaning assigned thereto in Section 4(c) hereof.

“Board of Directors” shall mean the board of directors of the Company.

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“correspondence” shall have the meaning assigned thereto in Section 14(d) hereof.

“Difference” shall have the meaning assigned thereto in Section 7(b) hereof.

Annex F

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Excluded Stock” shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all Warrant Shares, Additional Shares and shares issued upon conversion or exercise of other Convertible Securities outstanding on the date hereof.

“Holder” shall mean the Investors or any transferee of the Warrants or Registrable Shares that were held by Investors.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Holders holding more than fifty percent (50%) of the Registrable Shares Owned by all of the Holders.

“Mandatory Registration” shall have the meaning assigned thereto in Section 3(a) hereof.

“Mandatory Registration Termination Date” shall have the meaning assigned thereto in Section 3(c) hereof.

“Own” shall mean to own beneficially, as that term is defined in the rules and regulations of the SEC.

“Proportionate Percentage” shall have the meaning assigned thereto in Section 10 hereof.

“Purchase Notice” shall have the meaning assigned thereto in Section 10 hereof.

“Registrable Shares” shall mean the Shares, the Warrant Shares and any Additional Shares.

“Registration Statement” shall have the meaning assigned thereto in Section 3(a) hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

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“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts, brokerage and selling commissions applicable to the sale of Registrable Shares, including standard underwriters’ cutbacks.

“Shares” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Suspension” shall have the meaning assigned thereto in Section 9(b) hereof.

“Unit Subscription Agreement” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Warrants” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Warrant Shares” shall have the meaning assigned thereto in the Preamble to this Agreement.

2.    Effectiveness. This Agreement shall become effective upon the Closing.

3.    Mandatory Registration.(a)No later than sixty (60) days after the Closing, the Company will prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering (such registration, the “Mandatory Registration”) under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the “Registration Statement”). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.

(b)    The Company agrees to use its best efforts to cause the Registration Statement to become effective within ninety (90) days after filing.

(c)    The Company shall be required to keep the Registration Statement, as amended, effective until such date that is the earlier of (i) two years after the Closing, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold or (iii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144(k) and without compliance with the registration requirements of the Securities Act (such date is referred to herein as the “Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

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(d)    The Company shall not grant any registration rights that are senior to the registration rights of the Investors under this Agreement if such registration rights would adversely affect the Investors’ ability to sell Registrable Shares pursuant to the Registration Statement. The Company represents that no stockholders other than the Investors have the right to sell any Common Stock or other securities of the Company pursuant to the Registration Statement other than rights granted pursuant to the transactions contemplated by the Acquisition Agreement.

4.    Obligations of the Company. In connection with the Company’s obligations under Section 3 hereof to file the Registration Statement with the SEC and to use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously as reasonably possible, subject to Section 9 hereof:

(a)    prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary in order to keep the Registration Statement effective until the Mandatory Registration Termination Date;

(b)    furnish to the selling Holders such reasonable number of copies of the Registration Statement and a final prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Holders may reasonably request, in order to facilitate the public or other disposition of such selling Holders’ Registrable Shares;

(c)    use reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities laws or blue sky (“Blue Sky”) laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(d)    use reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange (including without limitation The Nasdaq SmallCap Market) on which securities of the same class issued by the Company are then listed.

5.    Furnish Information. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

(b)    The Registration Statement will provide for a plan of distribution with respect to the Registrable Shares substantially as follows: The Registrable Shares may be sold from time to time by the Holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Registrable Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (iii) an exchange distribution in accordance with the rules of such exchange; (iv) one or more underwritten offerings on a firm commitment or best efforts basis; (v) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (vi) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the Registration Statement that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Registration Statement. From time to time the selling Holders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith. For so long as a Holder owns any Registrable Shares, such Holder shall not maintain a Net Short Position. For purposes of this Section, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Holder has an equivalent offsetting long position in the Common Stock, all Common Stock that is beneficially owned by such Holder shall be deemed to be held long by such Holder. The Holders may also distribute the shares to their partners, members, stockholders or shareholders to the extent such distributions are effected in full compliance with applicable securities laws and provided that the distributing Holders and the distributees provide the Company with such documents and other information as reasonably requested by the Company. In effecting sales, brokers or dealers engaged by the selling Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling Holders in amounts to be negotiated immediately prior to the sale.

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6.    Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by the selling Holders, shall be borne by the Company; provided, however, that the reasonable fees and disbursements of such counsel shall be subject to the limitation on the Legal Fee set forth in Section 6.9 of the Unit Subscription Agreement. All Selling Expenses shall be borne by the Holders of the Registrable Shares so registered and sold, pro rata on the basis of the number of their Registrable Shares so registered and sold.

7.    Indemnification.

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder (including the partners or officers, directors and stockholders of such Holder), and each person, if any, who controls such selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Holder, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action, to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Holders, any broker/dealer acting on their behalf or controlling person with respect to them.

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(b)  To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Holders, and all other selling Holders against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Holder expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Holder hereunder (when aggregated with amounts contributed, if any, pursuant to Section 7(d)) shall be limited to the difference (the “Difference”) between (a) the amount received by such Holder from the sale of the Registrable Shares pursuant to the Registration Statement and (b) the amount paid by such Holder to the Company for such Registrable Shares pursuant to the Unit Subscription Agreement, and provided further, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

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(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such separate counsel to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 7 (except to the extent that such failure materially and adversely affects the indemnifying party’s ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 7. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

(d)  If the indemnification provided in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Holder under this Section 7(d), when aggregated with amounts paid, if any, pursuant to Section 7(b), exceed the Difference. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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(e)    The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 3 and otherwise.

8.    Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Shares to the public without registration, the Company agrees to use reasonable efforts: (a) to make and keep public information available, as those terms are understood and defined in Rule 144, (b) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and (c) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

9.    Selling Procedures. Any sale of Registrable Shares pursuant to a registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:

(a)    Updating the Prospectus.

(i)    If the Company informs the selling Holder that the Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than three (3) business days after delivery of such notice.

(ii)    If the Company requires more than three (3) business days to update the prospectus under Section 9(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Holder, subject to the limitations set forth in Section 9(b) below, for a total of not more than two periods of thirty (30) days each during any twelve-month period.

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(b)    General. Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus (each a “Suspension”), in which case the Company shall promptly so notify each Holder and each Holder shall not dispose of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed; provided, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 9(a)(ii), 9(b)(iv) and 9(b)(v), and an Holder may be prohibited from selling or otherwise disposing of the Registrable Shares covered by the Registration Statement or prospectus, for no more than two periods of thirty (30) days during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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10.    Preemptive Rights. In the event that at any time after the date hereof until the date that is two (2) years after the Closing Date, the Company proposes to issue additional shares of Common Stock or Convertible Securities, other than Excluded Stock, pursuant to a private offering not registered with the SEC, the Company shall send a notice (an “Additional Share Notice”) to the Holder setting forth the terms of such proposed issuance. The Holder shall be entitled to purchase the proposed number of shares of Common Stock or Convertible Securities, proposed to be issued in proportion to the Holder’s Proportionate Percentage (as hereafter defined) on substantially the same terms set forth in the Additional Share Notice by (a) notice to the Company (the “Purchase Notice”) within 10 days of the date of the Additional Share Notice and (b) payment of the price for such shares of Common Stock or Convertible Securities, by wire transfer of immediately available funds or such other method of payment as the Company may approve, within 10 days after delivery to the Company of the Purchase Notice. The “Proportionate Percentage” of the Holder means the percentage obtained by dividing (x) the aggregate number shares of Common Stock Owned by the Holder by (y) the aggregate number of shares of Common Stock of the Company issued and outstanding immediately prior to the proposed new issuance.

11.    Issuance of Certain Securities. Until all Registrable Shares have been resold publicly pursuant to a registration statement or under Rule 144, the Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in the Unit Subscription Agreement; (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

12.    Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. Without limitation on the Holders’ rights to transfer Registrable Shares, the Company acknowledges that any Holder may, at any time, transfer any of the Registrable Shares which it may own, beneficially or of record, to (a) its affiliates or (b) its partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to its organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Shares.

13.    Entire Agreement. This Agreement (including the exhibits hereto), the Unit Subscription Agreement and the Warrants constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and such agreements also supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

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14.    Miscellaneous.

(a)    Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

(b)    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

(c)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own any Registrable Shares, all of such Holder’s rights under this Agreement shall immediately terminate.

(d)    Notices.

(i)    Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) delivery by fax (with answer back confirmed), or (c) two business days after mailing by recognized overnight courier (such as Federal Express), addressed to a party at its address or sent to the fax number provided below or at such other address or fax number as such party may designate by three days’ advance notice to the other party.

(ii)    All correspondence to the Company shall be addressed as follows:

SBE, Inc.
2305 Camino Ramon, Suite 200,
San Ramon, California 94583
Attention: David Brunton
Fax Number: (925) 355-2041

with a copy to:

Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA  94111-3580
Attention: Jodie Bourdet
Fax Number: (415) 951-3699

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(iii)    All correspondence to any Holder shall be sent to the most recent address furnished by the Holder to the Company.

(iv)    Any Holder may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(e)    Injunctive Relief. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(f)    Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(g)    Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

(h)    Aggregation of Shares. Registrable Shares held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

(i)    Counterparts. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

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SIGNATURE PAGE TO SBE, INC. INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

SBE, INC.

By:	/s/
Name:
Title:

INVESTORS:
Name: [ ]

By:	/s/
Name:
Title:

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Exhibit A

SCHEDULE OF INVESTORS

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